As filed with the Securities and Exchange Commission on November 2 , 2017

Registration No. 333-209484

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1/A
Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL LAND ALLIANCE, INC.
(Exact Name of Registrant As Specified In Its Charter)

Wyoming	6552	46-3752361
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

350 10th Ave., Suite 1000 San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Jason Sunstein 350 10th Ave., Suite 1000 San Diego, CA 92101 (877) 661-4811
(Name, address and telephone number of agent for service)

with copies to:
William B. Barnett, Esq. Law Offices of Barnett & Linn 23548 Calabasas Road, Suite 106 Calabasas, CA 91302 (818) 436-6410

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered[2]	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee [3]
Common Stock, $0.001 par value	4,710,000	$0.50	$2,355,000	$293.20

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	This registration statement includes the resale by our selling shareholders of up to 710,000 shares of Common Stock previously issued to such selling shareholders.
(3)	This fee is calculated by multiplying the aggregate offering amount by .0001245

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated November 2 , 2017

International Land Alliance, Inc.

Up to 4,710,000 Common Shares

International Land Alliance, Inc. ("we", "us", or the "Company") is offering for sale a maximum of 4,000,000 shares of its common stock, par value $0.001 per share, and our selling shareholders are offering 710,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders. Shareholders may also sell their shares at market prices or in privately negotiated transactions if at such time are shares are quoted on the maintained by the OTC Markets Group. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering.   The offering will commence on the effective date of this prospectus and will terminate on the earlier of 180 days from the date hereof or when all 4,000,000 shares we are offering are sold.

We will sell the common shares offered by the Company ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

This is our initial public offering. Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTCQB. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTCQB; nor can there be any assurance that such an application for quotation will be approved.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We were incorporated in Wyoming on September 26, 2013. We are a developmental stage company, with limited operational history. The Company was formed for the purpose of developing and selling residential communities to home buyers, second-home buyers, retirees and investors. Readers are encouraged to reference the section entitled "Business Operations" herein for additional information regarding our business. We are an emerging growth company under the JOBS Act. Readers are encouraged to reference the section entitled "Implications of Being an Emerging Growth Company" on page 9 of this prospectus for additional information.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to December 31, 2016 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference the section entitled "Risk Factors" herein for additional information regarding the risks associated with our company and common stock

The Date of this Prospectus is ____________, 2017

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying customers in need of our products and services, the Company's need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the "Company," "we," "our", "us" or "International Land" refer to International Land Alliance, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:
We were incorporated under the laws of the State of Wyoming on September 26, 2013. Our principal office is located at 350 10th Ave., Suite 1000, San Diego, CA 92101 and our Mexico subsidiary operations are located at Calle Escuadron 201 #3110-7 Zona Rio, Tijuana, B.C., Mexico. Our telephone number is (877) 661-4811.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of $3,433,800 at June 30, 2017 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The Company has no present plans to be acquired or to merge with another company nor does the Company, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

The Offering

Securities Being Offered for Cash:	4,000,000 shares of common stock at a price of $0.50 per share.

Securities Being Offered By Selling Shareholders:	710,000 Shares of common stock.

No. of Shares being Sold in the Offering:	4,710,000.

Offering Price:
The Company and selling shareholders intend to offer our common stock at $0.50 per share. The shareholders may, if at such time our shares become quoted on the OTCQB, sell their shares at prevailing market prices or in privately negotiated transactions.

No. of Shares Outstanding:
As of the date of this Prospectus, there are 12,322,651 shares of the Company's common stock issued and outstanding. There are 28,000 shares of the Company's preferred stock issued and outstanding. Each share of preferred stock is convertible into 100 shares of the Company's common stock.

Termination of the Offering:	The offering will terminate on the sooner of 180 days from the date hereof or when all 4,000,000 shares we are offering are sold.

Market for our Common Stock:
Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTCQB. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTCQB; nor can there be any assurance that such an application for quotation will be approved.

Penny Stock Regulation:
The liquidity of our common stock is restricted as the registrant's common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Best Efforts Offering:
We are offering our common stock on a "best efforts" basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Use of Proceeds:
We will use the proceeds of this offering to first cover administrative expenses in connection with this offering. We plan to use the remaining proceeds, if any, to further our business plan and continue the development and marketing of our Oasis Park and Valle Divino projects. We retain wide discretion with respect to the proceeds of this offering.

Implications of being an Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.       The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2.       The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3.       The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4.       The date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth Company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to Our Company

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers' and directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Wyoming Business Corporation Act against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

We have a potential conflict of interest with a company controlled by one of our officers and directors.

On October 1 2013 we signed an agreement with Grupo Valcas/Baja Residents Club, S.A. de C.V., an architectural and planning firm controlled by Roberto Jesus Valdes, one of our officers and directors.  Pursuant to the agreement, Grupo Valcas will provide a conceptual site plan and construction management services for the Oasis Park Resort.  A conflict of interest will arise should a dispute occur with the respect our rights and obligations pursuant to the agreement and those of Grupo Valcas.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities.

The Company has accumulated deficit as of June 30, 2017 of $ 3,433,800.

As of June 30, 2017, the Company has an accumulated deficit of $3,433,800. The Company has never operated at a profit and its loss for the year-ended December 31, 2016 was $665,578 and loss for the six months ended June 30, 2017 was $126,853. These losses and deficits may impact the future of the Company in many ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements.  We anticipate that the cost of SEC reporting will be approximately $20,000 annually.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTCQB, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTCQB. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Our lack of operations makes evaluating our business difficult.

We have almost four years of operational history. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

To be profitable, we must:

●	develop and identify new prospective purchasers of our real estate
●	compete with larger, more established competitors in the real estate development industry;
●	maintain and enhance our brand recognition; and
●	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history.

Risks Related to Our Business

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than four years of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

There is no guarantee that the Company will be able to complete development of its proposed properties and profitably sell any units.

Currently, the Company does not own any property.  The Company intends to acquire properties and thereafter, the Company intends to construct and develop proposed resort properties as well as other residential and commercial property. There can be no assurance that the Company will complete the expected development plans or undertake to develop other resorts or complete such development if undertaken. Risks associated with the Company's development and construction activities may include the risks that: (i) acquisition and/or development opportunities may be abandoned; (ii) construction costs of a property may exceed original estimates, possibly making the resort uneconomical or unprofitable; and (iii) construction may not be completed on schedule, resulting in decreased revenues and increased interest expense. In addition, the Company's construction activities will typically be performed by third-party contractors, the timing, quality and completion of which the Company will be unable to control.

Investors will have no discretion in management's real estate investment decisions.

Our management will have complete discretion in making investments on our behalf in a range of real estate, which may include all types of properties. Consequently, prospective investors will not be able to evaluate for themselves the merits of the specific properties that may be acquired in the future and may not like the properties acquired. You will not be entitled to a return of your investment if you do not approve the properties purchased. Our investment decisions are not made through reliance on sophisticated mathematical models or arbitrage programs. Instead, investors are relying on the judgment of our management alone to locate suitable properties that meet our investment criteria.

Our proposed ownership of real estate may result in losses if demand for property declines.

If and when we acquire real estate, we will be subject to risks incident to the ownership of real estate, including: changes in general economic or local conditions, such as a decrease in demand for residential, commercial and industrial space due to a decrease in population or employment or changes in technology or adverse downturns in the general economy; changes to preferences that reduce the attractiveness of our properties to end users; fluctuation in mortgage rates, building ownership or operating expenses; rises and falls in undeveloped land values; costs of infrastructure, construction or other development costs; changes in supply or demand of competing properties in an area; changes in interest rates, zoning and other governmental regulations and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive; increases in the cost of adequate maintenance, insurance and other operating costs, including real estate taxes, associated with one or more properties, which may occur even when a property is not generating revenue; inflation; and changes in tax laws and rates. A negative change in any of these risks could reduce the demand for any properties we may acquire and a reduction in demand could result in a loss to us in the operation of or upon the sale of any such properties we may acquire.

Property improvement costs are difficult to estimate and if costs exceed our budget, we may lose money on the development and sale of a property.

Acquisition of any properties for improvement, repositioning and sale entails risks such as those contemplated by us that include the following, any of which could adversely affect our financial performance and the value of your investment: Our estimate of the costs of improving or repositioning an acquired property may prove to be too low, and, as a result, the property may fail to meet our estimates of the profitability of the property, either temporarily or for a longer time. Our pre-acquisition evaluation of each new investment may not detect certain requirements, limitations, defects or necessary improvements until after the property is acquired, which could significantly increase our total costs.

Our operating results may suffer because of potential development and construction delays and resultant increased costs and risks which could reduce our revenues or lead to the loss of your investment.

We may develop properties, including unimproved real properties, upon which we will construct improvements. We may be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builders' ability to build in conformity with plans, specifications, budgeted costs and timetables. A builder's performance may also be affected or delayed by conditions beyond the builder's control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment.

Our real estate development strategies may not be successful which could reduce our revenues or lead to the loss of your investment.

We may in the future engage in development activities to the extent attractive development projects become available. To the extent that we engage in development activities, we will be subject to risks associated with those activities that could adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the market price of, our common stock, including, but not limited to:

●	development projects in which we have invested may be abandoned and the related investment will be impaired;
●	we may not be able to obtain, or may experience delays in obtaining, all necessary zoning, land-use, building, occupancy and other governmental permits and authorizations;
●	we may not be able to obtain land on which to develop;
●	we may not be able to obtain financing for development projects, or obtain financing on favorable terms;
●
construction costs of a project may exceed the original estimates or construction may not be concluded on schedule, making the project less profitable than originally estimated or not profitable at all (including the possibility of contract default, the effects of local weather conditions, the possibility of local or national strikes and the possibility of shortages in materials, building supplies or energy and fuel for equipment);

●	upon completion of construction, we may not be able to obtain, or obtain on advantageous terms, permanent financing for activities that we financed through construction loans; and
●	we may not achieve sufficient occupancy levels and/or obtain sufficient rents to ensure the profitability of a completed project.

Moreover, substantial development activities, regardless of their ultimate success, typically require a significant amount of management's time and attention, diverting their attention from our other operations.

The real estate market is cyclical, and a downturn of the market could increase the risk of loss of your investment.

Investment in real estate involves a high degree of business and financial risk, which can result in substantial losses and accordingly should be considered speculative. The market for property in Mexico and the United States tends to be cyclical, with periods in which the prices of properties rise and fall. Prices have fallen in the past and have done so for a significant period of time. Any downturn in the real estate market in the U.S. or Mexico may have a negative effect on our operations and reduce any return generated upon the sale of our property.

Many real estate costs are fixed and must be paid even if the property is not generating revenue which could increase your risk of loss of your investment.

Our financial results depend primarily on being able to add value and then sell properties to others on favorable terms. Many costs associated with real estate investment, such as debt service, real estate taxes and maintenance costs, generally are not reduced even when a property is not fully improved or used. Thus, even a small increase in the time to which a real estate property can be sold can result in a significant increase in the carry costs of the property. New properties that we may acquire may not produce any significant revenue immediately, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is sold.

Because there is no liquid market for our properties, we may be unable to sell a property when it planned to, which could increase your risk of loss of your investment.

Liquidity relates to our ability to sell a property in a timely manner at a price that reflects the fair market value of that property. The illiquidity of properties may adversely affect our ability to dispose of such properties in a timely manner and at a fair price at times when we deem it necessary or advantageous. The timing and likelihood of liquidation events is uncertain and unpredictable and affected by general economic and property-specific conditions. There may not be a market, or the market may be very limited, for the real estate that we will try to sell, even though we will make appropriate efforts to cover the available market. Investments in real properties are generally not liquid. We may not be able to dispose of future properties within its anticipated time schedule and the sales of such properties may not be made at the prices projected by us.

We are subject to zoning and environmental controls that may restrict the use of our property.

Governmental zoning and land use regulations may exist or be promulgated that could have the effect of restricting or curtailing certain uses of our real estate. Such regulations could adversely affect the value of any of our properties affected by such regulations. In recent years real estate values have also sometimes been adversely affected by the presence of hazardous substances or toxic waste on, under or in the environs of the property. A substance (or the amount of a substance) may be considered safe at the time the property is purchased but later classified by law as hazardous. Owners of properties have been liable for substantial expenses to remedy chemical contamination of soil and groundwater at their properties even if the contamination predated their ownership. Although we intend to exercise reasonable efforts to assure that no properties are acquired that give rise to such liabilities, chemical contamination cannot always be detected through readily available means, and the possibility of such liability cannot be excluded.

Under various foreign, federal, state and local laws, ordinances and regulations, we may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate property contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. The costs or liabilities could exceed the value of the affected real estate. We have not been notified by any governmental authority, however, of any non-compliance, liability or other claim in connection with any of our properties, and we are not aware of any other environmental condition with respect to any of our properties that management believes would have a material adverse effect on our business, assets or results of operations taken as a whole.

Although we will attempt to determine the environmental condition of each property as part of our due diligence, we cannot be certain that this investigation will reveal all conditions that may impose an obligation on us to mitigate the environmental condition. If we were subject to environmental liability, which could be imposed based on our ownership of its property; such liability could adversely affect the value of your investment.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We may be subject to uninsured losses that may require substantial payments which could reduce the value of your investment.

We currently carry no comprehensive liability and casualty insurance and even if we obtain such insurance in the future, certain disaster insurance (such as earthquake insurance) may not be available or may be available only at prices that we deem prohibitive. We carry no such insurance and do not intend to obtain such insurance in the future. In addition, losses may exceed insurance policy limits, and policies may contain exclusions with respect to various types of losses or other matters. Consequently, all or a portion of our properties may not be covered by disaster insurance and insurance may not cover all losses which could reduce the value of your investment.

We cannot control certain factors affecting the performance and value of a property, which may cause the value of that property and your investment to decline.

The economic performance and value of our real estate assets will be subject to the risks described below that are normally associated with changes in national, regional and local political, economic and market conditions. These factors may adversely affect the ability of our customers to buy our real estate. Other local economic conditions that may affect the performance and value of the properties include the local economy of a given real estate project; competition for buyers, including competition based on attractiveness and location of the property; and the quality of amenities a project has to offer. In addition, other factors may affect the performance and value of a property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in a decline in the liquidity of our properties), declines in housing or commercial property purchases and the availability of financing. Adverse changes in any of these factors, each of which is beyond our control, could reduce the cash flow that we receive from our properties, and adversely affect the value of your investment.

If we choose to carry debt, inability to make secured debt payments could result in loss of mortgaged property and reduce the value of your investment.

Although we currently do not carry any debt, we may in the future. Debt financing carries many risks, including: refinancing difficulties, loss of mortgaged properties, reduced ability to obtain new financing and increases in interest. We may choose to use debt financing in connection with future properties. If we cannot meet our secured debt obligations, the lender could take the collateral and we would lose both the secured property and the income, if any, it produces. Foreclosure on mortgaged properties or an inability to refinance existing indebtedness would likely have a negative impact on our financial condition and results of operations. We could have to pay substantial legal costs in connection with foreclosure of a property, and thus be subject to a deficiency judgment if the foreclosure sale amount is insufficient to satisfy the mortgage.

Rising interest rates could adversely affect our interest expense and cash flow and reduce the value of your investment.

We may borrow money at variable interest rates in the future to finance operations. Increases in interest rates would increase our interest expense on our variable rate debt, which would adversely affect cash flow and our ability to service our debt and make distributions to us.

Our lack of an established brand name and relative lack of resources could negatively impact our ability to effectively compete in the real estate market, which could reduce the value of your investment.

We do not have an established brand name or reputation in the real estate business. We also have a relative lack of resources to conduct our business operations. Thus, we may have difficulty effectively competing with companies that have greater name recognition and resources than we do. Presently, we have no patents, copyrights, trademarks and/or service marks that would protect our brand name or our proprietary information, nor do we have any current plans to file applications for such rights. Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the real estate market.

We may make changes to our business, investment, leverage and financing strategies without stockholder consent, which could reduce the value of your investment.

Our discussions with various individuals concerning various properties or projects has included general discussions of acquiring properties directly either ourselves or in a joint venture with others or of developing properties either ourselves or in a joint venture with others. As of the date of this Statement, all such discussions have been general and we have no specific plan as to whether we will acquire or develop ourselves or jointly any specific properties or projects. There is no limitation in the amount of funds we may invest in either property acquisition or property development. There is no limitation on or percentage allocation of funds or assets between property acquisition and property development, or between 100% ownership and joint venture ownership. Further, as the market evolves, we may change our business, investment and financing strategies without a vote of, or notice to, our stockholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this prospectus. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, default risk and real estate market fluctuations. In addition, we may in the future use leverage at times and in amounts deemed prudent by our management in its discretion, and such decision would not be subject to stockholder approval. Changes to our strategies with regards to the foregoing could materially and adversely affect our financial condition, results of operations.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has not had experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer Roberto Jesus Valdes is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $65,000 in connection with this registration statement and thereafter $20,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Our future results and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our business or our securities.

We may be subject to regulatory inquiries, claims, suits prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

If our estimates related to expenditures and cash flow from operations are erroneous, and we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We are vulnerable to concentration risks because we intend to focus on the residential rather than commercial market.

We intend to focus on residential rather than commercial properties. Economic shifts affect residential and commercial property markets, and thus our business, in different ways. A developer with diversified projects in both sectors may be better able to survive a downturn in the residential market if the commercial market remains strong. Our focus on the residential sector can make us more vulnerable than a diversified developer.

Risks Related to Our Mexican Operations

General economic conditions in Mexico may have an adverse effect on our operations and reduce our revenues.

General economic conditions in Mexico have an impact on our business and financial results. The global economy in general and in Mexico remains uncertain. Weak economic conditions could result in lower demand for our properties, resulting in lower sales, earnings and cash flows.

The value of our securities may be affected by the foreign exchange rate between U.S. dollars and the currency of Mexico.

The value of our common stock may be affected by the foreign exchange rate between U.S. dollars and the currency of Mexico, and between those currencies and other currencies in which our revenues and assets may be denominated. For example, to the extent that we need to convert U.S. dollars into the currency of Mexico for our operational needs, should the currency of Mexico appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert the currency of Mexico into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the currency of Mexico, the U.S. dollar equivalent of our earnings from our subsidiaries in Mexico would be reduced.

We are subject to anti-corruption laws in the jurisdictions in which we operate, including the U.S. Foreign Corrupt Practices Act (the "FCPA"), as well as trade compliance and economic sanctions laws and regulations. Our failure to comply with these laws and regulations could subject us to civil and criminal penalties, harm our reputation and materially adversely affect our business, financial condition and results of operations.

Doing business in Mexico and other foreign corporations requires us to comply with the laws and regulations of numerous jurisdictions. These laws and regulations place restrictions on our operations and business practices. In particular, we are subject to the FCPA, which generally prohibits companies and their intermediaries from providing anything of value to foreign officials for the purpose of obtaining or retaining business or securing any improper business advantage, along with various other anti-corruption laws. As a result of doing business in Mexico, we are exposed to a heightened risk of violating anti-corruption laws. Although we have implemented policies and procedures designed to ensure that we, our employees and other intermediaries comply with the FCPA and other anti-corruption laws to which we are subject, there is no assurance that such policies or procedures will work effectively all of the time or protect us against liability under the FCPA or other laws for actions taken by our employees and other intermediaries with respect to our business or any businesses that we may acquire. Any continued international expansion, and any development of new partnerships and joint venture relationships worldwide, increase the risk of FCPA violations in the future.

Violations of anti-corruption laws, export control laws and regulations, and economic sanctions laws and regulations are punishable by civil penalties, including fines, as well as criminal fines and imprisonment. If we fail to comply with the FCPA or other laws governing the conduct of international operations, we may be subject to criminal and civil penalties and other remedial measures, which could materially adversely affect our business, financial condition, results of operations and liquidity. Any investigation of any potential violations of the FCPA or other anti-corruption laws, export control laws and regulations, and economic sanctions laws and regulations by the United States or foreign authorities could also materially adversely affect our business, financial condition, results of operations and liquidity, regardless of the outcome of the investigation.

Our operations may be effected by social instability in Mexico.

Because we have Mexican operations, we are subject to social instability risks which could materially adversely affect our business and our results of operations. Specifically, our business is exposed to the risk of crime that is currently taking place in certain areas in Tijuana. Recent increases in kidnapping and violent drug related criminal activity in Mexico, and in particular Mexican States bordering the United States, may adversely affect our ability to carry on business safely.

Risks Related to Our Common Stock

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase

Prior to this Offering, no public trading market existed for the Company's securities. There can be no assurance that a public trading market for the Company's common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the OTCQB. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTCQB. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTCQB; nor can there be any assurance that such an application for quotation will be approved. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTCQB and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for the Company's stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company's common stock is eligible for quotation on the OTCQB, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any Shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of a market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCQB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

The price of the common stock we are offering by means of this prospectus was arbitrarily determined and bears no relationship to our actual value.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.50 per share for the shares of common stock we are offering was arbitrarily determined.  The facts considered in determining the offering price were our limited operating history, our financial condition and prospects, the general condition of the securities market, and our capital structure.  The offering price bears no relationship to our book value, assets or earnings, or any other recognized criteria of value.  The offering priced should not be regarded as an indicator of the future market price of our common stock.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called "penny stocks" to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a "penny stock", and we will become subject to Rule 15g-9 under the Exchange Act, or the "Penny Stock Rule". This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Directors owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Director Roberto Valdes, and Jason A. Sunstein Family Investments, LLC, controlled by our Vice President and Director Jason Sunstein, together own 7,250,000 shares of common stock, or approximately 59% of our outstanding voting securities. As a result, currently, and after the offering, they will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Because our Directors hold a majority of our shares of common stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Directors, Roberto Valdes and Jason Sunstein, control approximately 59% of our outstanding voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

We may, in the future, issue additional shares of common stock, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of the date of this prospectus we had 12,322,651 shares of common stock outstanding. Accordingly, we may issue approximately 62,600,000 additional shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTCQB, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

●	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

●
an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; an

●	reduced disclosure about the emerging growth company's executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

●	the first fiscal year following the fifth anniversary of this offering,

●	the first fiscal year after our annual gross revenues are $1 billion or more,

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

●	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see "Where You Can Find More Information" elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that access to information regarding our business and operations will be limited.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d).  However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTCQB, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed.. We do not intend to employ any material amount of the contemplated offering to discharge any current or future indebtedness of the Company. Moreover, we do not intend to use any proceeds of the offering to acquire any significant assets or acquire another entity.

The principal purposes of this offering are to obtain additional working capital and to facilitate future access to public equity markets. As of the date of this prospectus, we have no specific plans to use the net proceeds from this offering other than as set forth below.

We intend to use the net proceeds from this offering primarily to:

●	Increase our online sales and marketing activities; and

●	Fund future real estate development projects, including payment of formal subdivision and title insurance, permitting, easement fees, initial infrastructure costs, and engineering costs.

We have not determined the amount of net proceeds to be used specifically for each of the foregoing purposes.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

In the event we are not successful in selling all of the securities we would use any available funds raised in the following order of priority:

●	for general administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC;

●	for developing our advertising and marketing campaign; and

●	for salaries for our Chief Executive Officer and the hiring of additional full-time employees.

We will not receive any proceeds from the sale of common stock by the selling shareholders.

DETERMINATION OF THE OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering. The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered in determining the offering price were:

●	Our limited operating history;
●	Our financial conditions and prospects;
●	The general condition of the securities market, including the history and prospects for the industry in which we compete;
●	Our current capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

If you invest in our common stock in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. As of June 30, 2017, we had a net tangible book value of approximately $0.08 per share of common stock.

The following table illustrates the per share dilution which will be experienced by investors in this offering based upon the number of shares sold in this offering:

Shares outstanding at June 30, 2017		11,764,651		11,764,651		11,764,651
Shares sold in this offering		1,000,000		2,000,000		4,000,000
Shares outstanding after offering		12,764,651		13,764,651		15,764,651

Net tangible book value per share as of June 30, 2017		(0.026)		(0.026)		(0.026)
	$		$		$
Public offering price per share		$0.50		$0.50		$0.50

As adjusted net tangible book value per share after this Offering		$0.015		$0.073		$0.127

Dilution per share to investors in this Offering		$0.48		$0.43		$0.37

Gain to existing shareholders		$(0.011)		$0.047		$0.100

Share ownership by investors in this Offering		7.8%		14.5%		25.3%

Share ownership of existing shareholders		92%		85.4%		74.6%

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management's Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

As of June 30, 2017 we had:

●	Conducted market research to identify potential home buyers in the United States, Canada, Europe, and Asia. Developed marketing materials in print media and online;

●	Developed an interactive website for visitors to view condominium and villa options and allow customization; and

Plan of Operations

The following is our plan of operation, all of which involve the Oasis Park resort, for the two years ending June 30, 2019:

		Estimated
		Months to
Activity	Estimated Cost	Complete (1)

Create website search engine optimization and search engine marketing
campaigns. Create online help center with live chat functionality.	$5,000	One

Submit a formal subdivision application to local government authority	$50,000	Three

Create all technical and engineering drawings for review and approval	$25,000	Twelve

Acquire title and then have all lots formally created with Tax I.D. numbers, obtain required
construction bonds	$50,000	Four

Construction of unpaid interior roads on future property		Six

Continue sale of promises to provide lots	Commissions only, no cost to Company	N/A

Construction of model home	$200,000	Three

Construction of marina including docks, clubhouse and storage	$200,000	Four

(1)	The time to complete each phase listed below will begin when funding for that phase is obtained.

If we are unable to raise the capital we require by our Plan of Operations, our acquisition of property may need to be changed.

Results of Operations for the year ended December 31, 2016 and for the year ended December 31, 2015

For the year ended December 31, 2016 we had no revenues. Total operating expenses of $665,578 consisted of professional fees of $73,866, consulting fees to related parties of $314,739 and general and administrative costs of $276,973 , and consequently a net loss of $665,578 for the year ended December 31, 2016.  For the year ended December 31, 2015, we had no revenues.  Total operating expenses consisted of professional fees of $6,334, consulting fees to related parties of $34,960 and general and administrative costs of $137,758 , and consequently resulting in a net loss of $179,052 for the year ended December 31, 2015.

Results of Operations for the six months ended June 30, 2017 as compared to the six months ended June 30, 2016

For the six months ended June 30, 2017, we did not generate any revenues. Total operating expenses for the six months ended June 30, 2017 consisted of professional fees of $13,870, consulting fees to related parties of $72,159, and other general and administrative expenses of $40,824 , and consequently resulting in a net loss of $126,853.

For the six months ended June 30, 2016, we did not generate any revenues.  Total operating expenses for the six months ended June 30, 2016 consisted of professional fees of $5,600, consulting fees paid to related parties of $112,089 and other general and administrative expense of $204,351 , resulting in a net loss of $322,040.

The factors that will most significantly affect future operating results will be:

●	the acquisition of land with lots for sale;

●	the sale price of our future lots, compared to the sale price of lots in other resorts in Mexico;

●	the cost to construct a home on the lots to be transferred, and the quality of the construction;

●	the quality of our amenities; and

●	the global economy and the demand for vacation homes.

Other than the foregoing we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on our revenues or expenses.

Capital Resources and Liquidity for the year ended December 31, 2016 and for the year ended December 31, 2015

As at December 31, 2016 the Company had cash on hand of $58,550, total liabilities of $311,991 and stockholders' deficit of $253,441.

As at December 31, 2015 the Company had cash on hand of $2,414, total liabilities of $106,707 and stockholders' deficit of $104,293.

The Company has no agreements in place with its shareholders, officers and directors or with any third parties to fund operations beyond December 31, 2016. The Company has not negotiated nor has available to it any other third-party sources of liquidity.

Our material sources and <uses> of cash during the years ended December 31, 2016 and 2015 were:

	2016	2015

Net cash used in operating activities	$(576,366)	$(125,980)

Net cash provided by financing activities	631,500	127,491

Our material sources and <uses> of cash during the six months ended June 30, 2017 and 2016 were:

	2017	2016

Net cash used in operating activities	$(135,552)	$(304,161)

Net cash provided by financing activities	85,000	304,500

Other than the acquisition development of future resort properties in Mexico, we do not anticipate any material capital requirements for the twelve months ending September 30, 2018.

Other than as disclosed above, we do not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

Other than as disclosed above, we do not know of any significant changes in our expected sources and uses of cash.

We do not have any commitments or arrangements from any person to provide us with any equity capital.

See the financial statements included as part of this prospectus for a description of our significant accounting policies.

In order to implement our plan of operations for the next twelve-month period, we require a minimum of $300,000 of funding from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. After the initial twelve-month period we may need additional financing. We do not currently have any arrangements for additional financing.

If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources of funding. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we are unable to obtain additional capital, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We are highly dependent on the success of this offering to execute upon our proposed plan of operations. If we are unable to raise the funds required for a particular activity we will need to suspend one or more of the activities outlined above until sufficient funding becomes available.  If we are unable to raise sufficient funds through this offering or obtain alternate financing, we may never complete the development of our projects and become profitable. In order to become profitable, we may still need to secure additional debt or equity funding above and beyond what we are seeking to raise through this offering. To such end, we hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, it may not raise the required funding. We do not have any plans or specific agreements for new sources of funding at present.

Since our inception, we have devoted substantially all of our efforts to the development of our business plan. We have not generated revenues from our operations and therefore lack meaningful capital reserves.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations for the next twelve months, we need a minimum of $300,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our next twelve months financial requirement.

While we have no revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand. We anticipate over the next twelve months the cost of being a reporting public company will be approximately $20,000.

If only a small number of shares are sold, we would need to seek capital from other resources such as taking loans, which would likely not even be possible for us. However, if such financing were available, because we have only limited operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If we cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, we would be required to cease business operations. As a result, investors would lose all of their investments.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company.  Our management will have to spend additional time on policies and procedures to make sure we are compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2017. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management's report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of the date of this prospectus we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

BUSINESS

Corporate History

We are based in San Diego, California, and were incorporated in Wyoming on September 26, 2013. On June 30, 2011, International Land Alliance, SA De CV ("ILA Mexico") was formed as a Mexican corporation to acquire from Baja Residents Club, S.A., a Mexican corporation, 497 acres south of San Felipe, Baja, California, known as the Oasis Park project and 20 acres in Ensenada, Baja, California, known as the Valle Divino project. The acquisition of title to the land for both projects is subject to approval from the Mexican government in Baja, California. Although management believes that the transfer of title to the land from Baja Residents Club will be approved within the next 60 days, there is no assurance that such transfer of title will be approved in that time frame or at all. On October 1, 2013 Roberto Jesus Valdez, Jason A. Sunstein and Elizabeth Roemer transferred their interest in Oasis Park and Valle Divino real estate projects to ILA Mexico in exchange for 7,500 shares of ILA Mexico.  On October 1, 2013, we issued 3,750,000 shares of our common stock to Roberto Jesus Valdez, 3,750,000 shares of our common stock to Jason Sunstein and 1,000,000 shares of our common stock to Elizabeth Roemer in exchange for all of the outstanding shares of ILA Mexico.

On October 1, 2013 Jason Sunstein transferred his 3,750,000 shares to Jason A. Sunstein Family Investments LLC.  Jason Sunstein Family Investments, LLC subsequently transferred 250,000 shares of common stock to two unrelated persons.

As a result of this transaction, ILA Mexico became our wholly owned subsidiary.

Overview

We are a residential land development company with target properties located primarily in the Baja California Norte region of Mexico. Our principal activities are purchasing properties, obtaining zoning and other entitlements required to subdivide the properties into residential and commercial building lots, securing financing for the purchase of the lots, improving the properties' infrastructure and amenities, and selling the lots to homebuyers, retirees, investors and commercial developers. We offer the option of financing (ie. taking a promissory note from the buyer for all or part of the purchase price) with a guaranteed acceptance on any purchase for every customer.

Industry Overview

Mexico's real estate industry has been experiencing a new wave of growth brought about by the creation of investment trusts, significant changes in regulations, competitive land prices and the economic development of new business centers across the country.

According to The Mexican Association of Real Estate Professionals, the sector is expected to see a growth of 6% in 2014, which, according to its president, Martha Ramirez Gallegos, will exceed the predicted 2.77% GDP growth for this year.

In a recent annual survey conducted by The Association of Foreign Investors in Real Estate- (AFIRE) Mexico was listed as the third highest emerging country for commercial real estate investments, following China and Brazil. Without a doubt, this real estate boom is reflected in the growing number of residential, commercial and industrial construction projects being carried out in cities throughout Mexico.

Market Opportunity

For years, U.S. & Canadian retirees have flocked to Mexico as an alternative overseas retirement destination that was affordable, offered desirable weather and was close to their communities of origin in North America. These attributes have made Mexico the top overseas retirement destination for older Americans, resulting in a building boom that reached its peak in 2005/06 and stretched from Playas de Tijuana-Rosarito and Los Cabos along the Baja California peninsula, and from Puerto Peñasco, Sonora to Mazatlán, Sinaloa. In southern Mexico, the real estate focus has been on expanding the Cancún corridor to the Riviera Maya.

Mexico remains a viable retirement option for Americans aged 50 years and over, offering a reduced cost of living, lower health care expenses, and proximity to friends and family in the United States. In addition, over half of survey respondents observed that their motivation to purchase a home in Mexico was based on their desire to have a home on or near the coast that would otherwise be unattainable in the United States.

In addition to U.S. and Canadian citizens, Baja California has seen a noticeable increase in business from Japan and Europe. With the interest in Baja expected to continue along with Mexico's overall economic growth, we will be well positioned to offer prospective homebuyers and investors a luxurious residence with breathtaking views for an affordable price.

Target Market

The Oasis Park and Ville Divino projects will be marketed toward residents of the United States and Canada. Specifically, we will target the influx of Maquiladoras (manufacturing facilities) moving to Mexico as well as the residents of California, Texas, Arizona and Washington for the purpose of appealing to their need for a second home or retirement property. The targeted market includes residents making over $50,000 or a combined household income of $150,000.

Our target home buyers are typically professionals who own an existing property. Many are married without children or married with several children. The target audience enjoys a vacation away from home and often seeks information regarding villas or condominiums as a second home or vacation destination. We plan to provide them with an affordable location for a vacation home in a community that surpasses all of their expectations.

Growth Strategy

We believe that growth of homebuilders in Mexico has created opportunities for smaller companies with long-term experience and relationships in their local markets. We believe that we can utilize our many strengths to benefit our target market. These strengths include:

●	better knowledge of local demand;

●	superior understanding of the entitlement and acquisition process;

●	affordable high quality homes and aggressive marketing;

●	long term relationships with local regulatory authorities, land owners, designers and contractors; and

●	faster and less cumbersome financing processes.

It is our plan to utilize these advantages to move more quickly and address the needs of those in our target market, especially retirees looking to purchase a home in Mexico.

Competition

The Mexican public real estate market is fragmented and highly competitive. We compete with numerous developers, builders and others for the acquisition of property and with local, regional and national developers, homebuilders and others with respect to the sale of residential properties. We also compete with builders and developers to obtain financing on commercially reasonable terms.

The Company is also subject to competition from other entities engaged in the business of resort development, sales and operation, including vacation interval ownership, condominiums, hotels and motels. Some of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell resort properties in the Baja California area. Many of these entities possess significantly greater financial, marketing and other resources than those of the Company. Management believes that recent regulatory developments in the electricity industry and overall growth in the Mexican economy will increase competition in the real estate investment industry.

Research & Development

The company is in the process of acquiring properties, as well as developing their marketing and sales strategy. The company is also developing an interactive website and help center to answer questions from potential home buyers.

Intellectual Property

We currently have no patents, copyrights, trademarks and/or service marks, nor do we have any plans to file applications for such rights.

Government Regulation

The housing and land development industries are subject to increasing environmental, building, zoning and real estate sales regulations by various authorities. Such regulations affect home building by specifying, among other things, the type and quality of building materials that must be used, certain aspects of land use and building design. Some regulations affect development activities by directly affecting the viability and timing of projects.

We must obtain the approval of numerous governmental authorities that regulate such matters as land use and level of density, the installation of utility services, such as water and waste disposal, and the dedication of acreage for open space, parks, schools and other community purposes. If these authorities determine that existing utility services will not adequately support proposed development, building moratoria may be imposed. As a result, we use substantial resources to evaluate the impact of government restrictions imposed upon new residential development. Furthermore, as local circumstances or applicable laws change, we may be required to obtain additional approvals or modifications of approvals previously obtained or we may be forced to stop work. These increasing regulations may result in a significant increase in resources between our initial acquisition of land and the commencement and the completion of developments. In addition, the extent to which we participate in land development activities subjects us to greater exposure to regulatory risks.

Additionally, the Mexican real estate industry is subject to substantially different regulation than the U.S. real estate industry. The Mexican constitution of 1917 prohibited foreign ownership of residential real property within approximately 31 miles (approximately 50 km) of any coastline and 62 miles (approximately 100 km) of its natural borders. All of Baja California is included in this "restricted zone." In 1971 (further expanded in 1989 and 1993) provisions were made for a mechanism that would allow foreigners to own property in the "restricted zone." Within the "restricted zone," a foreigner can purchase the beneficial interest in real property through a bank trust or "fideicomiso." Thus, virtually all property in Mexico is available for purchase by foreigners, keeping in mind that the fideicomiso, or bank trust, must be used when acquiring property within the restricted zone.

In this bank trust, the buyer of the property is designed as the "fideicomisario" or the beneficiary of the trust. While legal title is held by the bank, (specifically the trustee of the trust or the "fiduciario,") the trustee must administer the property in accordance with the instructions of the buyer (the beneficiary of the trust). The property is not an asset of the bank and the trustee is obligated to follow every lawful instruction given by the beneficiary to perform legal actions, i.e. rent it, make improvements, sell it, etc.

As long as the foreign buyer of the property adheres to laws and ordinances of Mexico and agrees not to invoke the protection of the government of his country, he may exercise the same rights as a Mexican national with regard to the use of his property.

Employees

As of the date of this prospectus, we had three employees, all of whom were our executive officers. We may in the future rely on independent contractors to assist us in marketing and selling our products.

Mr. Valdes and Mr. Sunstein are not currently bound by agreements for any specific employment term or covenants not to compete. However, we may enter into employment agreements with these persons which will have appropriate non-competition provisions.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Properties

Our principal executive offices are located at 350 10th Ave., Suite 1000, San Diego, CA 92101. We are on a month to month lease with a monthly rental of $269.

Change in Accountants

Effective August 8, 2016, K. Brice Toussant withdrew his registration with the Public Company Accounting and Oversight Board (the "PCAOB").  As a result of his withdrawal from the PCAOB, Mr. Toussant resigned as our independent public accountant.

Mr. Toussant's report on our financial statements as of and for the two years ended December 31, 2015 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that, in his report on our financial statements for the two years ended December 31, 2015, Mr. Toussant expressed substantial doubt as to our ability to continue as a going concern.

During our two fiscal years ended December 31, 2015, and during the subsequent interim period ended August 8, 2016, there were no disagreements with Mr. Toussant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mr. Toussant, would have caused him to make reference to the subject matter of the disagreement in connection with his reports on our financial statements for the two years ended December 31, 2015.

On April 26, 2017, we retained M&K CPAS, PLLC, as our new independent registered public accounting firm. During the two most recent fiscal years and in the subsequent interim period through June 30, 2017, we did not consult with M&K CPAS, PLLC regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements.

MANAGEMENT

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company's shareholders. Each officer holds office for such term and exercises such powers and perform such duties as are determined by the Board of Directors.

Name	Age	Position
Roberto Jesus Valdes	50	President, Principal Executive Officer and a Director
Jason Sunstein	46	VP Finance, Principal Financial and Accounting Officer and a Director
Lisa Landau	53	Chief Operations Officer

Roberto Jesus Valdes

Mr. Valdes has been the President of Grupo Valcas, Baja Residents Club, S.A. de, C.V. since 2004, and was the Assistant in the Grupo Valcas Design Department from 1989 to 1991. From 1991 through 2004, Mr. Valdes was a member of the Board of Directors, DUBCSA – Bajamar Ocean Front Resort Master Developer. During his term as a Director, he acted as Project Director for Grupo Valcas. His projects have included:

●	La Serena Condominiums, Ensenada, 1992-1994

●	La Quinta Bajamar Condominiums, Ensenada, 1994-1996

●	Oceano at Bajamar residential development, Ensenada, 1996-1998

●	Oceano Diamante residential development, Ensenada, 2000

●	Costa Bajamar condominiums, Ensenada, 2004-2005

Mr. Valdes has been one of our officers and directors since October 2013.

Jason Sunstein

Mr. Sunstein brings finance, mergers and acquisitions and general management experience. Since 1989, he has participated in a broad variety of both domestic and international structured investments and financings, ranging from debt and preferred stock to equity and developmental capital across a wide variety of infrastructure and corporate financings. He has been involved in numerous start-ups, turnarounds and public companies. Mr. Sunstein serves as on the Board of Directors of several public and private companies, as well as the Advisory Board for the National Nutrition Reform, a non-profit company in San Diego, California. He attended San Diego State University where he majored in Finance and has held NASD Series 7 (General Securities Representative) and Series 63 licenses.

Mr. Sunstein has been one of our officers and directors since October 2013.  Between February 2012 and July 2014 Mr. Sunstein was Vice President of Earth Dragon Resources, Inc., a company involved in plasma and wound therapy.  Between January 2009 and January 2012 Mr. Sunstein was Vice President of Santeon Group, Inc., a firm involved in software development.

Lisa Landau

Ms. Landau joined the Company in January 2014.  Previously, she founded Enduralite Lighting Technologies, LLC in 2012. She then created Intelligent Lighting Corp in 2013 to bring together complimentary lighting products and services. Prior to this, she spent 10 years with the Oasis of Hope Cancer Treatment Centers in Tijuana, Mexico, and Irvine, California as Director of Operations.  Prior to joining Oasis of Hope, Ms. Landau was also an integral part of the sales and marketing of the original PowerDisc prototype and the early international marketing campaign that showcased Muhammad Ali as a director and spokesperson.  Ms. Landau also attended Thomas Jefferson School of Law in San Diego, California with an emphasis in international trade. Ms. Landau has an accounting and finance background with extensive experience in the mortgage industry. She has also been a licensed California real estate agent since 2005 specializing in the residential and commercial markets in San Diego County.

All of our officers, with the exception of Mr. Valdez, devote all of their time to our business. Mr. Valdes devotes approximately 140 hours each month to our business.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Potential Conflicts of Interest

 Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

 Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Related Party Transactions

See the "Business" section of this prospectus for information concerning the acquisition of our Mexico properties and our agreement with Grupo Valcas/Baja Residents Club, S.A. de C.V., a firm controlled by Roberto Jesus Valdes.

On October 1, 2013, the Company authorized and issued 28,000 shares of Series A Preferred Stock to Grupo Valcas (a related party) in exchange for services. The 28,000 shares grant the holder to have the right to vote on all shareholder matters equal to 100 votes per share. The Series A shares were valued according to the additional voting rights assigned. The value assigned to the voting rights was derived from a model utilizing control premiums to value the voting control of the preferred stock which was prepared by an independent valuation specialist. The value assigned to the Series A Preferred Stock was $2,260,496 and was recorded on the grant date as stock based compensation.

On November 1, 2013, 50,000 shares each were issued to James Ammons, Gilbert Fuentes, Lisa Landau and Bryan Beglinger, for a total of 200,000 shares. These shares were issued as consideration for the services provided to the company.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

Mr. Sunstein and Ms. Landau are brother and sister.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

●
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

●
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

●
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

●	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

●	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Executive Compensation

The following table presents information concerning the compensation awarded to, earned by, or paid to the named executive officers for services rendered for the two years ended December 31, 2016.

Name and Principal Position	Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Roberto Jesus Valdez, President, Director	2016 2015	150,000 0	0 0	0 0	0 0	0 0	0 0	0 0	150,000 0

Jason Sunstein, VP Finance, Director	2016 2015	150,750 34,460	0 0	0 0	0 0	0 0	0 0	0 0	150,000 34,460

Lisa Landau, Chief Operations Officer	2016 2015	10,990 0	0 0	0 0	0 0	0 0	0 0	0 0	10,990 0

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No compensation has been paid to our directors in their capacity as such.

PRINCIPAL SHAREHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The percentage of shares is based on 12,322,651 shares issued and outstanding on September 30 , 2017.

Name	# of Shares of Common Stock	Percentage
Roberto Jesus Valdes	3,750,000	30.4%
Jason Sunstein*	3,500,000	28.4%
Lisa Landau	50,000	0.04%
Elizabeth Roemer	1,000,000	8.1%
All Exec. Officers and Directors as a group (3 persons)	7,300,000	59.2%

*	Jason A. Sunstein Family Investments, LLC is the record holder of these shares. Jason Sunstein controls Jason A. Sunstein Family Investments, LLC.

SELLING SHAREHOLDERS

The shares of Common Stock being offered for resale by the selling shareholders consist of 710,000 shares of the Company's common stock held by 10 shareholders. It is possible that the selling shareholders will not sell any or all of the Securities offered under this prospectus. We have been advised that there are currently no agreements, arrangements or understandings with respect to the sale of any of the Securities registered herein. Except as noted in the footnotes to the selling shareholder table, we have assumed that the selling shareholders will sell all of the Securities held by them and, therefore, will hold no shares following the offering. Except as noted in the footnotes to the selling shareholder table, each selling shareholder has requested that their full allotment of shares be registered for resale in this offering.

Each selling shareholder has represented to us that such selling shareholder is neither a broker-dealer nor an affiliate of a broker-dealer. Each selling shareholder has indicated to us that neither it nor any of its affiliates has held any position or office or had any other material relationship with us in the past three years.

The following table sets forth the names of the selling shareholders, the number of shares of Common Stock beneficially owned by each of the selling shareholders and the number of shares of Common Stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

The shares beneficially owned have been determined in accordance with rules promulgated by the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The selling shareholders may be deemed underwriters.

All of the Securities offered under this prospectus were acquired by the selling shareholders in a Private Placement conducted by the Company in April 2015. The Securities sold to the selling shareholders were sold pursuant to exemptions from registration, including Section 4(a)(2) of the Securities Act.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Sold	Amount Beneficially Owned After Offering
Laure E. Arnold Spendthrift Trust (1)	30,000	30,000	0
1431491 Alberta Ltd.(2)	100,000	100,000	0
Robert Dittrich	250,000	250,000	0
George Kennedy	10,000	10,000	0
Kristen Lang	10,000	10,000	0
Sandar Rassas	10,000	10,000	0
Shaun Sweiger	50,000	50,000	0
Moses Van Hove	250,000	250,000	0
TOTAL	710,000	710,000	0

(1)	Larry Arnold is the Trustee for this Trust.
(2)	Elizabeth Attfield controls 1431491 Alberta Ltd.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

●	has had a material relationship with us other than as a shareholder at any time within the past three years; or

●	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

●	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

This Prospectus relates to the sale of 4,000,000 common shares by the Company and 710,000 shares by the selling shareholders.

We will sell the common shares offered by the company ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum number of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Roberto Jesus Valdes, the Company's Chief Executive Officer and Director. Mr. Valdes will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Valdes. Mr.Valdes is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Valdes primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Valdes has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 4,710,000 shares being offered, or (ii) 180 days after this registration statement is declared effective by the Securities and Exchange Commission.

We are registering the Securities issued to the selling shareholder to permit the resale of these Securities by the holders of the Securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.

The selling shareholders may sell some or all of their shares at a fixed price of $0.50 per share until our shares are quoted in the OTCQB and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

-   Make a suitability determination prior to selling penny stock to the purchaser;

-   Receive the purchaser's written consent to the transaction; and

-   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell her or her securities should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

OTCQB Considerations

To be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter "piggyback" quotes and our securities will thereafter trade on the OTCQB.

The OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB Marketplace has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in this marketplace is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTCQB will allow liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCQB rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTCQB securities. Investors do not have direct access to the marketplace's service. For these securities, there only has to be one market maker.

These transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on this marketplace, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because these stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTCQB.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCQB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTCQB. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: AL, CA, IL, KY, LA, MT, NH, NY, PA, TN and VA.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with $0.001 par value per share. As of the date of this prospectus, there were 12,322,651 shares of common stock issued and outstanding.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer will act as our transfer agent.

Preferred Shares

Our articles of incorporation provide for the issuance of 100,000 shares of preferred stock, par value $0.001.

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof.  Each series of preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our Board of Directors. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

As of the date of this prospectus, there were 28,000 Series A Preferred Shares outstanding. These preferred shares carry a preference regarding the payment of dividends over common stock. The shares of preferred stock are prior in right to common stock in the event of the liquidation. The Series A Preferred Shares are not entitled to any dividends.

Each Series A Preferred Share is convertible, at the option of the holder, at any time, into 100 shares of our common stock.  At any time on or before October 1, 2018, we may redeem the Series A Preferred Shares at a price of $100 per share. We are required to inform the holder of the preferred shares in writing within three business days of the close of a lot sale.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Shares Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

As of the date of this prospectus we had 12,322,651 outstanding shares of common stock. Of this amount, upon the effective date of the registration statement of which this prospectus is a part, 710,000 shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 of the Securities and Exchange Commission.

The remaining 11,612,651 shares will be restricted from sale pursuant Rule 144 until 90 days after the date of this Prospectus.

Availability of Rule 144

Rule 144, promulgated under the Securities Act of 1933 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of our common stock then outstanding, or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

-
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

-
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements for the year ended December 31, 2015 included in this prospectus have been audited by Rick Toussaint MBA CPA who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements for the period ended December 31, 2016 included in this prospectus and in the registration statement have been audited by M&K CPAS, PLLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Barnett & Linn, Attorneys at Law.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
International Land Alliance, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of International Land Alliance, Inc. and subsidiary (the "Company") as of December 31, 2016, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the year then ended. The financial statements for the period ended December 31, 2015 were audited by other auditors whose report expressed an unqualified opinion on the financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

As discussed above, the financial statements of the Company as of December 31, 2015, and for the year then ended were audited by other auditors who have ceased operations.  As described in Note 8, these financial statements have been restated.  We audited the adjustments described in Note 8 that were applied to restate the 2015 financial statements.  In our opinion, such adjustments are appropriate and have been properly applied.  However, we were not engaged to audit, review, or apply any procedures to the 2015 financial statements other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2015 financial statements taken as a whole.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of its operations, changes in stockholders' deficit and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ M&K CPAS, PLLC
Houston, Texas
September 28, 2017

To the Board of Directors and Stockholders of

INTERNATIONAL LAND ALLIANCE, INC.:

We have audited the accompanying balance sheet of International Land Alliance, Inc. ("the Company") as of December 31, 2015 and the related statements of operations, changes in stockholder's deficit and cash flows for the two years ended December 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Land Alliance, Inc. as of December 31, 2015 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has not established any source of revenue to cover its operating costs and has a working capital deficit.  As of December 31, 2015, the Company does not have sufficient cash resources to meet its planned business objectives.  These and other factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plan regarding these matters is also described in Note 8 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ K. Bryce Toussaint

100 Crescents Court
Suite 700
Dallas, TX 75201

April 20, 2016

INTERNATIONAL LAND ALLIANCE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
		(Restated)
ASSETS

Current Assets:
Cash	$58,550	$2,414
Total Current Assets	$58,550	$2,414

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$18,660	$-
Accrued expenses	293,331	106,707
Total Current Liabilities	311,991	106,707

Commitments and Contingencies

Stockholders' Deficit:
Preferred stock, $0.001 par value; 100,000 shares authorized; 28,000 shares issued and outstanding at December 31, 2016 and 2015, respectively	28	28
Common stock, $0.001 par value; 75,000,000 shares authorized; 11,314,651 shares and 9,460,150 shares issued and outstanding at December 31, 2016 and 2015, respectively	11,315	9,461
Additional paid in capital	3,042,163	2,527,587
Accumulated deficit	(3,306,947)	(2,641,369)
Total Stockholders' Deficit	(253,441)	(104,293)

Total Liabilities and Stockholders' Deficit	$58,550	$2,414

The accompanying notes are an integral part of these consolidated financial statements.

INTERNATIONAL LAND ALLIANCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2016	December 31, 2015
		(Restated)
Revenue	$-	$-

Cost of revenue	-	-

Gross profit	-	-

Operating Expenses
General & administrative	665,578	179,052
Total Operating Expenses	665,578	179,052

Loss from operations before income tax	(665,578)	(179,052)

Provision (benefit) for income tax	-	-

Net loss	$(665,578)	$(179,052)

Net loss per share, basic and diluted	$(0.07)	$(0.02)

Weighted average of number of
common shares outstanding	10,230,312	9,240,471

The accompanying notes are an integral part of these consolidated financial statements.

INTERNATIONAL LAND ALLIANCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

					Additional
	Preferred Stock		Common Stock		Paid-in-	Accumulated
	Number	Par Value	Number	Par Value	Capital	Deficit	Total

Balance - December 31, 2014 (Restated)	28,000	$28	9,021,650	$9,022	$2,415,717	$2,462,317)	$(37,551)
Common stock and warrants sold for cash	-	-	350,000	350	82,907	-	83,257
Common stock, warrants and lots promised for cash	-	-	88,500	89	44,146	-	44,235
Expenses incurred for capital raise	-	-	-	-	(15,182)	-	(15,182)
Net loss	-	-	-	-	-	(179,052)	(179,052)
Balance - December 31, 2015 (Restated)	28,000	28	9,460,150	9,461	2,527,587	(2,641,369)	(104,293)

Common stock and warrants sold for cash	-	-	104,000	104	31,896	-	32,000
Common stock, warrants and lots promised for cash	-	-	1,643,833	1,643	587,857	-	589,500
Common stock issued for services	-	-	86,668	87	124,500	-	124,587
Expenses incurred for capital raise	-	-	-	-	(239,657)	-	(239,657)
Common stock issued for debt conversion	-	-	20,000	20	9,980	-	10,000
Net loss	-	-	-	-	-	(665,578)	(665,578)
Balance - December 31, 2016	28,000	$28	$11,314,651	$11,315	$3,042,163	$(3,306,947)	$(253,441)

The accompanying notes are an integral part of these consolidated financial statements.

INTERNATIONAL LAND ALLIANCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2016	December 31, 2015
		(Restated)
Cash Flows from Operating Activities:
Net loss	$(665,578)	$(179,052)
Adjustments to reconcile net loss to net used in operating activities
Stock based compensation	124,587	-
Changes in operating assets and liabilities:
Accounts payable	18,660	(350)
Accrued expenses	(53,034)	53,422
Net cash used in operating activities	(575,364)	(125,980)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Cash proceeds from sale of common stock and warrants	32,000	83,257
Cash proceeds from sale of common stock, warrants and plots of land promised	589,500	44,234
Cash proceeds from note payable	10,000	-
Net cash provided by financing activities	631,500	127,491

Net increase in cash and cash equivalents	56,136	1,511

Cash and cash equivalents, beginning of the period	2,414	903

Cash and cash equivalent, end of the period	$58,550	$2,414

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosures for non-cash investing and financing activities:
Common stock issued for note conversion	$10,000	$-

The accompanying notes are an integral part of these  consolidated financial statements.

INTERNATIONAL LAND ALLIANCE, INC.
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

Nature of Operations

International Land Alliance, Inc. (the "Company") was incorporated under the laws of the State of Wyoming on September 26, 2013 (inception). The Company is a residential land development company with target properties located in the Baja California, Norte region of Mexico. The Company has a 100% equity interest in International Land Alliance, S.A. de C.V., a corporation organized in Mexico. The Company's principal activities are purchasing properties, obtaining zoning and other entitlements required to subdivide the properties into residential and commercial building plots, securing financing for the purchase of the plots, improving the properties infrastructure and amenities, and selling the plots to homebuyers, retirees, investors and commercial developers.

Going Concern

The Company has faced significant liquidity shortages as shown in the accompanying consolidated financial statements. As of December 31, 2016, the Company's total liabilities exceeded its total assets by $253,442. The Company has recorded a net loss of $665,578 for the year ended December 31, 2016 and has an accumulated deficit of $3,306,947 as of December 31, 2016. Net cash used in operating activities for the year ended December 31, 2016 was $575,366. Although the Company has had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors, management has been able to raise capital from private placements and further expand the Company's operations geographically to continue its growth. During 2016 and 2015, the Company initiated Private Placements of its securities, and issued 1,747,833 shares and 438,500 shares of common stock, warrants and plots of land to accredited investors, and received cash proceeds of $621,500 and $127,492, respectively. In addition, on June 30, 2016, management negotiated to convert a promissory note payable of $10,000, in exchange for issuance of 20,000 shares of its common stock to the note holder.

Although the Company has not earned any revenues since inception to December 31, 2016, the Company is continuing to focus its efforts on increased marketing campaigns acquire land. Management anticipates that the Company's capital resources will significantly improve if its business plan gains wider market recognition and acceptance. If the Company is not successful with its marketing efforts, the Company will experience a shortfall in cash and it will be necessary to further reduce its operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail its operations subsequent to December 31, 2016. Given the liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications
Certain 2015 operating expenses have been reclassified to conform to the 2016 presentation. These reclassifications had no net effect on net loss for the year ended December 31, 2016.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary International Land Alliance, S.A. de C.V., a company incorporated in Mexico ("ILA Mexico"). ILA Mexico has no assets, no liabilities and minimal expenses as of December 31, 2016. All intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts receivables, valuation of long-lived assets, accounts payable and accrued liabilities. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2016 and 2015, respectively.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, "Fair Value Measurements and Disclosures", requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash, accounts payable, accrued liabilities, and note payable to a third party. Pursuant to ASC 820, "Fair Value Measurements and Disclosures" and ASC 825, "Financial Instruments", the fair value of our cash equivalents is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2016 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2015 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

Revenue Recognition

Revenue is derived primarily from sale of residential plots. Revenue is recognized when earned, as reasonably determinable in accordance with ACS 605-15-25, "Revenue Recognition." The Company recognizes revenues when the residential plots are delivered to the customer and the ownership is transferred. The Company's revenue recognition policy is based on the revenue recognition criteria established under the SEC's Staff Accounting Bulletin No. 104. The criteria and how the Company satisfies each element is as follows: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred per the terms of the signed contract; (3) the price is fixed and determinable; and (4) collectability is reasonable assured. The Company has not earned any revenues since the date of inception September 26, 2013 to December 31, 2016.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, "Income Taxes". The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740, "Income Taxes". When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Management makes estimates and judgments about our future taxable income that are based on assumptions that are consistent with our plans and estimates. Should the actual amounts differ from our estimates, the amount of our valuation allowance could be materially impacted. Any adjustment to the deferred tax asset valuation allowance would be recorded in the income statement for the periods in which the adjustment is determined to be required. The Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted net earnings per share ("EPS") on the face of the statement of operations. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At December 31, 2016 and 2015, total warrants issued and outstanding convertible into common stock amounted to 1,617,333 shares and 438,500 shares, respectively.

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2016 and December 31, 2015. The Company's bank balance did not exceed FDIC insured amounts at December 31, 2016 or at December 31, 2015, respectively.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2017-04, Intangibles – Goodwill and Other (Topic 350). ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company intends to early adopt the ASU in 2017.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash" ("ASU 2016-18"). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18 noting it will only impact the Company to the extent it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments" ("ASU 2016-15"). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its financial statements.

In June 2016, the FASB issued Accounting Standards Update ("ASU") 2016-13, "Financial Instruments - Credit Losses (Topic 326)." The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In March 2016, the FASB issued ASU 2016-09, "Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." The objective of this update is to simplify several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. If an entity adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all the amendments in the same period. The Company is currently evaluating the timing of adopting the new guidance as well as the impact it may have on its financial statements.

In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)." The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those annual periods and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, "Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities." The main objective of this update is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The new guidance addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers: Topic 606 and issued subsequent amendments to the initial guidance in August 2015, March 2016, April 2016 and May 2016 within ASU 2015-14, ASU 2016-08, ASU 2016-10 and ASU 2016-12, respectively (ASU 2014-09, ASU 2015-14, ASU 2016-08, ASU 2016-10 and ASU 2016-12 collectively, Topic 606). Topic 606 supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of Topic 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. Topic 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation, among others. Topic 606 also provides guidance on the recognition of costs related to obtaining customer contracts. The revenue recognition standard affects all entities—public, private, and not-for-profit—that have contracts with customers with certain exceptions. The new revenue recognition standard eliminates the transaction- and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. The guidance was originally effective for annual reporting periods of public entities beginning on or after December 15, 2016, including interim periods within that reporting period. For all other entities, the amendments in the new guidance were originally effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers – Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans will apply the guidance in FASB ASU No. 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application will be permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities will apply the guidance in FASB ASU No. 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Application will be permitted earlier only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period, or an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance in ASU No. 2014-09. We are continuing to evaluate the impact to our revenues related to our pending adoption of Topic 606 and our preliminary assessments are subject to change. We are also continuing to evaluate the impact adoption of Topic 606 will have on our recognition of costs related to obtaining customer contracts.

In 2015, the FASB issued ASU No. 2015-17, "Income Taxes" (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires all deferred tax assets and liabilities to be classified as noncurrent in a classified balance sheet. Current US GAAP requires an entity to separate deferred tax assets and liabilities into current and noncurrent amounts in a classified balance sheet.  For public entities, ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, ASU 2015-17 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, and may be applied either prospectively or retrospectively, with early application permitted for financial statements that have not been previously issued. The Company has not yet determined the effect of the adoption of this standard on the Company's financial position and results of operations.

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern". This standard is intended to define management's responsibility to evaluate whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management's responsibility to evaluate whether there is substantial doubt about the organization's ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. We are currently evaluating the impact of this accounting standard.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses for the years ended December 31, 2016 and 2015 is summarized as follows.

	Balance	Balance
	December 31, 2016	December 31, 2015
		(Restated)
Relative fair market value of plots of land promised	$293,331	$106,707
Total Accrued Expense	$293,331	$106,707

The Company recorded accrued expenses as the relative fair market value of plots of land promised by the Company to investors in conjunction with the sale of common stock to raise capital (Note 6). The Company used third party plot prices to establish the relative fair market prices used in the calculations. At December 31, 2016 and 2015, accrued expenses were $293,331 and $106,707, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

On October 1, 2013, the Company issued 3,750,000 shares of its common stock as founder shares to its Chief Executive Officer valued at its fair value of $3,750. In addition, the Company issued 3,500,000 shares of its common stock as founder shares to its Chief Financial Officer valued at its fair value of $3,500.

On October 1, 2013, the Company executed an agreement with Grupo Valcas/Baja Residents Club, S.A. de C.V., an architectural and planning firm controlled by Roberto Jesus Valdes, one of the Company's officer and director.  Pursuant to the terms of the agreement, Grupo Valcas agreed to provide a conceptual site plan for the Oasis Park project which included buildings and plot layouts, final grades for plots, streets and common areas, drainage, locations of buildings on plots, slab or floor elevations, delineation of off-street parking and open space/recreation areas), as well as construction management for common areas and commercial buildings. Grupo Valcas was also responsible for obtaining all federal, state and municipal permits required for the project. All services defined pursuant to the agreement with Mr. Valdes's architectural firm were completed in 2013. For its services, Grupo Valcas was paid $100,000 in cash and was issued 28,000 shares of our Series A Preferred Stock (Note 6) valued at its fair value of $2,260,496, which was recorded as stock based compensation expense in 2013 .   Each Series A preferred stock is convertible, at the option of Grupo Valcas at any time, into 100 shares of our common stock.  At any time on or before October 1, 2018, the Company has the option to redeem the preferred shares at a price of $100 per share. The Company has not redeemed any preferred stock as of December 31, 2016 and 2015, respectively.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Commitment to purchase land

The Company anticipates transfer of ownership title to the resort properties in Baja, California, to the Company over the next sixty days. The two land projects consisting of 497 acres and 20 acres to be acquired and developed into Oasis Park resort near San Felipe, Baja and Valle Divino resort in Ensenada is subject to approval by the Mexican government in Baja, California. The Company has promised to transfer title to the plots of land to the investors who have invested in the Company, once the Company receives an approval of change in transfer of title to the Company.

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

NOTE 6 – STOCKHOLDERS' EQUITY

The Company's capitalization at December 31, 2016 was 75,000,000 authorized common shares and 100,000 authorized preferred shares, both with a par value of $0.001 per share.

Common Stock

2015

Common shares sold with a promise to deliver title to  Plot of Land and Warrants

On September 17, 2015, the Company issued 50,000 shares of common stock to a third-party investor for cash proceeds of $25,000. In conjunction with this sale of shares, the Company also attached a plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 50,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $7,270 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 205%, and discount rate of 0.40%. The total cash proceeds of $25,000 was allocated based upon the relative fair market value of the shares, warrants and plot of land in the following amounts: shares were valued at $13,222; warrants were valued at $3,845, and plot of land was valued at $7,933.

On December 28, 2015, the Company issued 38,500 shares of common stock to third-party investors for cash proceeds of $19,234. In conjunction with this sale of shares, the Company also attached a plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 38,500 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $5,564 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 222%, and discount rate of 0.66%. The total cash proceeds of $19,234 was allocated based upon the relative fair market value of the shares, warrants and plot of land in the following amounts: shares were valued at $9,296; warrants were valued at $2,689, and plot of land was valued at $7,249.

Common shares sold with Warrants

On February 13, 2015, the Company issued 40,000 shares of common stock to a third-party investor for cash proceeds of $10,000. In conjunction with this sale of shares, the Company also attached and issued 40,000 warrants at an exercise price of $0.10 per share, exercisable over a term of one year from the date of issuance. The fair market value of $8,007 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.10, expected term of one year, expected volatility of 193%, and discount rate of 0.23%. The total cash proceeds of $10,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $5,554; and warrants were valued at $4,446.

On August 21, 2015, the Company issued 10,000 shares of common stock to a third-party investor for cash proceeds of $5,000. In conjunction with this sale of shares, the Company also attached and issued 10,000 warrants at an exercise price of $0.10 per share, exercisable over a term of one year from the date of issuance. The fair market value of $2,048 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.10, expected term of one year, expected volatility of 207%, and discount rate of 0.36%. The total cash proceeds of $5,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $3,547; and warrants were valued at $1,453.

On October 26, 2015, the Company issued in four tranches 180,000 shares of common stock to a third-party investor for cash proceeds of $40,000. In conjunction with this sale of shares, the Company also attached and issued 180,000 warrants at an exercise price of $0.10 per share, exercisable over a term of one year from the date of issuance. The fair market value of $36,434 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.10, expected term of one year, expected volatility of 203%, and discount rate of 0.26%. The total cash proceeds of $40,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $20,996; and warrants were valued at $19,004.

On November 27, 2015, the Company issued in four tranches 120,000 shares of common stock to a third-party investor for cash proceeds of $28,257. In conjunction with this sale of shares, the Company also attached and issued 120,000 warrants at an exercise price of $0.10 per share, exercisable over a term of one year from the date of issuance. The fair market value of $24,330 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.10, expected term of one year, expected volatility of 215%, and discount rate of 0.50%. The total cash proceeds of $28,257 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $15,196; and warrants were valued at $13,061.

2016

Common shares sold with a promise to deliver title to Plot of Land and Warrants

On March 17, 2016, the Company issued 50,000 shares of common stock to a third-party investor for cash proceeds of $25,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 50,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $8,720 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 246%, and discount rate of 0.64%. The total cash proceeds of $25,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $12,828; warrants were valued at $4,475, and plot of land was valued at $7,697.

On March 18, 2016, the Company issued 50,000 shares of common stock to a third-party investor for cash proceeds of $25,000. In conjunction with this sale of shares, the Company also attached two (2) plots of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 50,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $8,726 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 246%, and discount rate of 0.62%. The total cash proceeds of $25,000 was allocated based upon the relative fair market value of the shares, warrants and two (2) plots of land in the following amounts: shares were valued at $9,808; warrants were valued at $3,423, and plot of land was valued at $11,769.

On March 22, 2016, the Company issued 50,000 shares of common stock to a third-party investor for cash proceeds of $25,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 50,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $8,716 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 245%, and discount rate of 0.64%. The total cash proceeds of $25,000 was allocated based upon the relative fair market value of the shares, warrants and one (1)   plot of land in the following amounts: shares were valued at $12,829; warrants were valued at $4,473, and plot of land was valued at $7,698.

On March 25, 2016, the Company issued 100,000 shares of common stock to a third-party investor for cash proceeds of $50,000. In conjunction with this sale of shares, the Company also attached two (2) plots of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 100,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $17,426 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 245%, and discount rate of 0.63%. The total cash proceeds of $50,000 was allocated based upon the relative fair market value of the shares, warrants and two (2) plots of land in the following amounts: shares were valued at $25,661; warrants were valued at $8,943, and plot of land was valued at $15,396.

On March 28, 2016, the Company issued 50,000 shares of common stock to a third-party investor for cash proceeds of $25,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 50,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $8,721 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 246%, and discount rate of 0.65%. The total cash proceeds of $25,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $12,828; warrants were valued at $4,475, and plot of land was valued at $7,697.

On April 8, 2016, the Company issued 50,000 shares of common stock to a third-party investor for cash proceeds of $25,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 50,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance.  The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $8,833 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 249%, and discount rate of 0.54%. The total cash proceeds of $25,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $12,799; warrants were valued at $4,522, and plot of land was valued at $7,679.

On April 13, 2016, the Company issued 100,000 shares of common stock to a third-party investor for cash proceeds of $50,000. In conjunction with this sale of shares, the Company also attached two (2) plots of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 50,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $17,686 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 250%, and discount rate of 0.55%. The total cash proceeds of $50,000 was allocated based upon the relative fair market value of the shares, warrants and two (2) plots of land in the following amounts: shares were valued at $25,592; warrants were valued at $9,052, and plot of land was valued at $15,355.

On April 15, 2016, the Company issued 150,000 shares of common stock to a third-party investor for cash proceeds of $37,500. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 150,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance.  The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $29,571 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 250%, and discount rate of 0.53%. The total cash proceeds of $37,500 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $17,135; warrants were valued at $13,512, and plot of land was valued at $6,853.

On August 16, 2016, the Company issued 50,000 shares of common stock to a third-party investor for cash proceeds of $25,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 50,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $10,108 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 261%, and discount rate of 0.57%. The total cash proceeds of $25,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $12,473; warrants were valued at $5,043, and plot of land was valued at $7,484.

On August 17, 2016, the Company issued 120,000 shares of common stock to a third-party investor for cash proceeds of $30,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 120,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $24,237 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 261%, and discount rate of 0.58%. The total cash proceeds of $30,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $10,684; warrants were valued at $8,632, and plot of land was valued at $10,684.

On September 1, 2016, the Company issued 250,000 shares of common stock to a third-party investor for cash proceeds of $187,500. In conjunction with this sale of shares, the Company also attached five (5) plots of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 250,000 warrants at an exercise price of $0.75 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $42,964 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.75, expected term of one year, expected volatility of 262%, and discount rate of 0.60%. The total cash proceeds of $187,500 was allocated based upon the relative fair market value of the shares, warrants and five (5) plots of land in the following amounts: shares were valued at $115,091; warrants were valued at $26,372, and five (5) plots of land was valued at $46,037.

On September 16, 2016, the Company issued 53,333 shares of common stock to a third-party investor for cash proceeds of $40,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 53,333 warrants at an exercise price of $0.75 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $8,493 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.75, expected term of one year, expected volatility of 244%, and discount rate of 0.61%. The total cash proceeds of $40,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $25,200; warrants were valued at $5,350, and plot of land was valued at $9,450.

On September 26, 2016, the Company issued 50,000 shares of common stock to a third-party investor for cash proceeds of $37,500. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 50,000 warrants at an exercise price of $0.75 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $8,205 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.75, expected term of one year, expected volatility of 250%, and discount rate of 0.58%. The total cash proceeds of $37,500 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $23,165; warrants were valued at $5,069, and plot of land was valued at $9,266.

On October 3, 2016, the Company issued 66,667 shares of common stock to a third-party investor for cash proceeds of $50,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 66,667 warrants at an exercise price of $0.75 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $10,906 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.75, expected term of one year, expected volatility of 250%, and discount rate of 0.63%. The total cash proceeds of $50,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $32,935; warrants were valued at $7,184, and plot of land was valued at $9,881.

On October 13, 2016, the Company issued 66,667 shares of common stock to a third-party investor for cash proceeds of $50,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 66,667 warrants at an exercise price of $0.75 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $10,939 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.75, expected term of one year, expected volatility of 251%, and discount rate of 0.66%. The total cash proceeds of $50,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $32,921; warrants were valued at $7,202 and plot of land was valued at $9,876.

On October 20, 2016 and November 8, 2016, the Company issued 50,000 shares of common stock to two (2) third-party investors for cash proceeds of $37,500. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 50,000 warrants at an exercise price of $0.75 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $8,260 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.75, expected term of one year, expected volatility of 252%, and discount rate of 0.71%. The total cash proceeds of $37,500 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $18,562; warrants were valued at $4,089, and plot of land was valued at $14,849.

On December 5, 2016, the Company issued 53,333 shares of common stock to a third-party investor for cash proceeds of $40,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 53,333 warrants at an exercise price of $0.75 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $8,955 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.75, expected term of one year, expected volatility of 256%, and discount rate of 0.82%. The total cash proceeds of $40,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $25,018; warrants were valued at $5,601, and plot of land was valued at $9,382.

On December 6, 2016, the Company issued 100,000 shares of common stock to two (2) third-party investors for cash proceeds of $50,000. In conjunction with this sale of shares, the Company also attached two (2) plots of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 100,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico.  The fair market value of $18,124 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 257%, and discount rate of 0.83%. The total cash proceeds of $50,000 was allocated based upon the relative fair market value of the shares, warrants and two (2) plots of land in the following amounts: shares were valued at $25,478; warrants were valued at $9,235, and two (2) plots of land was valued at $15,287.

On December 7, 2016, the Company issued 53,333 shares of common stock to a third-party investor for cash proceeds of $40,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 53,333 warrants at an exercise price of $0.75 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $8,898 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.75, expected term of one year, expected volatility of 254%, and discount rate of 0.85%. The total cash proceeds of $40,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $25,040; warrants were valued at $5,570, and plot of land was valued at $9,390.

Common shares sold with Warrants

On January 20, 2016, the Company issued 10,000 shares of common stock to a third-party investor for cash proceeds of $2,500. In conjunction with this sale of shares, the Company also attached and issued 10,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $1,902 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 235%, and discount rate of 0.43%. The total cash proceeds of $2,500 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $1,420; and warrants were valued at $1,080.

On February 29, 2016, the Company issued 30,000 shares of common stock to a third-party investor for cash proceeds of $10,000. In conjunction with this sale of shares, the Company also attached and issued 30,000 warrants at an exercise price of $0.30 per share, exercisable over a term of one year from the date of issuance. The fair market value of $5,651 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.30, expected term of one year, expected volatility of 242%, and discount rate of 0.62%. The total cash proceeds of $10,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $6,390; and warrants were valued at $3,610.

On February 29, 2016, the Company issued 14,000 shares of common stock to a third-party investor for cash proceeds of $7,000. In conjunction with this sale of shares, the Company also attached and issued 14,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The fair market value of $2,410 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 242%, and discount rate of 0.62%. The total cash proceeds of $7,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $5,207; and warrants were valued at $1,793.

On April 15, 2016, the Company issued 50,000 shares of common stock to a third-party investor for cash proceeds of $12,500. In conjunction with this sale of shares, the Company also attached and issued 50,000 warrants at an exercise price of $0.10 per share, exercisable over a term of one year from the date of issuance. The fair market value of $10,895 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.10, expected term of one year, expected volatility of 250%, and discount rate of 0.53%. The total cash proceeds of $7,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $5,207; and warrants were valued at $1,793.

On June 30, 2016, the Company issued 20,000 shares of common stock for converting a debt of $10,000.  As the conversion was completed within the terms of the convertible note agreement, no gain or loss was recognized as a result of the note conversion. As a result of all common stock issuances, the Company has 11,314,651 shares and 9,460,150 shares of common stock issued and outstanding at December 31, 2016 and 2015, respectively.

Common Stock Issued for Commission and Services

During 2016, the Company issued 130,500 shares of common stock valued at its fair market value of $260,500 to a third party as commission expense for selling Company's common stock. In addition, the Company issued 86,668 shares of common stock valued at its fair market value of $$124,587 to a third party for services. The Company recorded these expenses as an offset against additional paid in capital as cost of raising capital in the accompanying financial statements at December 31, 2016.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

On October 1, 2013, the Company authorized and issued 28,000 shares of Series A Preferred Stock to Grupo Valcas (a related party) in exchange for services. The 28,000 shares grant the holder to have the right to vote on all shareholder matters equal to 100 votes per share. The Series A shares were valued according to the additional voting rights assigned. The value assigned to the voting rights was derived from a model utilizing control premiums to value the voting control of the preferred stock which was prepared by an independent valuation specialist. The value assigned to the Series A Preferred Stock was $2,260,496 and was recorded on the grant date as stock based compensation.

At December 31, 2016 and 2015, 28,000 shares of Series A Preferred Stock were issued and outstanding (Note 3).

Warrants

A summary of the Company's warrant activity during the years ended December 31, 2016 and 2015 is presented below.

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (Year)	Aggregate Intrinsic Value

Outstanding at December 31, 2014	301,650	$0.50	0.65	$82,264
Granted	438,500	0.18	-	-
Exercised	-	-	-	-
Forfeit/Canceled	(301,650)	0.50	-	-
Outstanding at December 31, 2015	438,500	$0.18	0.66	$79,215
Granted	1,617,333	0.53	-	-
Exercised	-	-	-	-
Forfeit/Canceled	(438,500)	0.18	-	-
Outstanding at December 31, 2016	1,617,333	$0.53	0.54	$206,586

Exercisable at December 31, 2016	1,617,333

At December 31, 2016, 1,617,333 warrants were exercisable into common stock. The exercise price of warrants to convert into common shares ranged between $0.10 to $0.75 per warrant, and term of exercise of warrants was one year from the date of issuance.

At December 31, 2015, 438,500 warrants were exercisable into common stock. The exercise price of warrants to convert into common stock ranged from $0.10 to $0.50 per warrant, and term of exercise of warrants was one year from the date of issuance.

NOTE 7 – INCOME TAX

Income tax expense for the years ended December 31, 2016 and 2015 is summarized as follows.

	December 31, 2016	December 31, 2015 (Restated)
Deferred:
Federal	$(183,937)	$(60,878)
State	(31,064)	(10,281)
Change in valuation allowance	215,001	71,159
Income tax expense (benefit)	$—	$—

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate of 34%, and the state income tax rate net of federal tax benefit of 5.74%, to the income taxes reflected in the Statements of Operations:

	December 31, 2016	December 31, 2015 (Restated)
Book Income (loss)	34.00%	34.00%
State taxes	5.74%	5.74%
Total	39.74%	39.74%
Valuation allowance	-39.74%	-39.74%
Tax expense at actual rate	—	—

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2016 and 2015 are as follows:

	December 31, 2016	December 31, 2015 (Restated)
Deferred tax assets:
Net operating loss carry forward	$366,367	$151,367
Total gross deferred tax assets	366,367	151,367
Less - valuation allowance	(366,367)	(151,367)
Net deferred tax assets	$—	$—

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

At December 31, 2016, the Company had accumulated deficit of approximately $3,307,000 for U.S. federal and Delaware income tax purposes available to offset future taxable income expiring on various dates through 2034. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance during the years ended December 31, 2016 and 2015 was an increase of $215,001 and 71,159, respectively.

In the normal course of business, the Company's income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the company's financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2016, tax years 2013, 2014, 2015 and 2016 remain open for examination by the IRS and California. The Company has received no notice of audit from the Internal Revenue Service or California for any of the open tax years.

NOTE 8 – RESTATEMENT

The Company is restating its financial statements for the year ended December 31, 2015 to account for the fair market value of land for which the title has not passed to the shareholders.  The relative fair market value assigned during 2015 to the shares, warrants and promised land is as follows: shares were valued at $22,518; warrants were valued at $6,534, and promised land was valued at $15,182. The financial statements have been restated prospectively during 2016.

The following adjustments were made to the December 31, 2015 Restated Balance Sheet.

INTERNATIONAL LAND ALLIANCE, INC.
BALANCE SHEET

	As Originally Reported on December 31, 2015	Adjustments		As Restated December 31, 2015

ASSETS

Current Assets:
Cash	$2,414	$-		$2,414
Accounts Receivable	16,161	(16,161)	(a)	-
Prepaid Expense	2,527,000	(2,527,000)	(b)	-
Total Current Assets	2,545,575	(2,543,161)		2,414

Plant, Property and Equipment
Land	846,277	(846,277)	(c)	-

TOTAL ASSETS	$3,391,852	$(3,389,438)		$2,414

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities:
Oasis Park Resort/San Felipe	$47,000	$47,000	(d)	$-
Accrued expenses	-	(106,707)	(e)	106,707
Total Current Liabilities	47,000	(59,707)		106,707

Commitments and Contingencies

Stockholders' Deficit:
Preferred stock, $0.001 par value; 100,000 shares authorized; 28,000 shares issued and outstanding at December 31, 2015	2,800,000	2,799,972	(b)	28
Common stock, $0.001 par value; 75,000,000 shares authorized; 9,445,150 shares and 9,460,150 issued and outstanding at December 31, 2015	9,445	(16)	(e)	9,461
Additional paid in capital	1,117,904	(1,431,868)	(b)(c)(d)(e)	2,527,587
Accumulated deficit	(582,497)	2,081,057	(b)(c)(e)	(2,641,369)
Total Stockholders' Deficit	3,344,852	3,449,145		(104,293)

Total Liabilities and Stockholders' Deficit	$3,391,852	$3,389,438		$2,414

The following adjustments were made to the December 31, 2015 Restated Statement of Operations:

INTERNATIONAL LAND ALLIANCE, INC.
STATEMENT OF OPERATIONS

	As Originally Reported for the year ended December 31, 2015	Adjustments		As Restated for the year ended December 31, 2015

Revenue
Sale of plots of land	$42,872	$42,872	(e)	$-
Cost of plots of land	(1,116)	(1,116)	(e)	-
Gross Profit	41,756	41,756		-
Other Income	10,000	10,000	(e)	-
Total Revenue	51,756	51,756		-

Operating Expenses
Advertising and marketing	71,066	(71,066)	(e)	-
General & administrative	258,001	(78,949)	(a)(e)	179,052
Professional fees	6,334	(6,334)	(e)	-
Total Operating Expenses	335,401	(156,349)		179,052

Loss from operations before income tax	(283,645)	(104,593)		(179,052)

Provision (benefit) for income tax	-			-

Net Loss	$(283,645)	$(104,593)		$(179,052)

Net loss per share, basic and diluted	$(0.03)			$(0.02)

Weighted average of number of
common shares outstanding	9,037,483			9,240,471

The following adjustments were made to the December 31, 2015 Restated Statement of Cash Flows:

INTERNATIONAL LAND ALLIANCE, INC.
STATEMENT OF CASH FLOWS

	As Originally Reported for the year ended December 31, 2015	Adjustments	As Restated for the year ended December 31, 2015

Cash Flows from Operating Activities:
Net loss	$(283,645)	$104,593	$(179,052)
Adjustments to reconcile net loss to net used in operating activities
Stock issued for marketing	50,242	(50,242)	-
Changes in operating assets and liabilities:
Accounts Receivable	23,042	(23,042)
Prepaid Expense	133,000	(133,000)
Accounts payable	(22,850)	22,500	(350)
Accrued expenses	-	53,422	53,422
Net cash used in operating activities	(100,211)	(25,769)	(125,980)

Cash Flows from Investing Activities	-		-

Cash Flows from Financing Activities
Cash proceeds from sale of common stock and warrants	-	83,257	83,257
Cash proceeds from sale of common stock, warrants and plots of land promised	101,722	(57,488)	44,234
Net cash provided by financing activities	101,722	25,769	127,491

Net increase in cash and cash equivalents	1,511		1,511

Cash and cash equivalents, beginning of the period	903		903

Cash and cash equivalent, end of the period	$2,414	$-	$2,414

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-		$-
Cash paid for interest	$-		$-

(a)	Accounts receivables removed due to lack of collection of receivables since December 31, 2015 until the date of this report
(b)	Removal of prepaid expense due to the fact that services were already provided in 2013
(c)	Removal of land as the title to the land was not passed to the Company by the prior owner
(d)	Removal of Oasis Park liability as the Company has already paid the liability during the year as part of equity consideration given to the related party (Robert Valdes)
(e)	To record accrued expense, common stock and additional paid in capital due to sales of common stock with the promise to provide land plot

The December 31, 2015 Statement of Stockholders' Deficit was restated to adjust the par value of preferred stock from $2,800,000 to $28. The net loss as originally stated for the year was $283,645, and as restated amounted to a net loss of $179,052. The accumulated deficit was restated from $582,497 to $2,641,369 to include the reduction in loss for the year by $104,593 and impairment on prepaid assets from preferred stock since it was compensation expense and not a prepaid asset. Paid in capital was also restated and increased from $1,117,904 to $2,527,587 to correctly record the cash proceeds received from the sale of common and preferred stock over the par value of shares sold.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated the subsequent events that have occurred after the balance sheet date of December 31, 2016, through the date which the financial statements were available to be issued. Based upon their review, the following items were identified that would impact the accounting for events or transactions in the current period or require additional disclosures.

From January 1, 2017 to September 1, 2017, the Company sold 958,000 shares of common stock and received cash proceeds of $336,500. In conjunction with the sale of common stock, the Company sold 330,000 warrants at an exercise price of $0.10 per warrant, for a term of one year from the date of issuance.

Common shares sold with a promise to deliver title to Plot of Land and Warrants

On March 24, 2017, the Company issued 150,000 shares of common stock to a third-party investor for cash proceeds of $25,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 150,000 warrants at an exercise price of $0.17 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $31,275 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.17, expected term of one year, expected volatility of 254%, and discount rate of 0.98%. The total cash proceeds of $25,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $8,769; warrants were valued at $10,970, and plot of land was valued at $5,261.

On June 29, 2017, the Company issued for four tranches 140,000 shares of common stock to a third-party investor for cash proceeds of $35,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 140,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $28,067 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 259%, and discount rate of 1.23%. The total cash proceeds of $35,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $13,190; warrants were valued at $10,578, and plot of land was valued at $11,232.

Common shares sold with Warrants

On January 11, 2017, the Company issued 20,000 shares of common stock to a third-party investor for cash proceeds of $5,000. In conjunction with this sale of shares, the Company also attached and issued 20,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $3,995 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 251%, and discount rate of 0.82%. The total cash proceeds of $5,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $2,792; and warrants were valued at $2,208.

On March 8, 2017, the Company issued 10,000 shares of common stock to a third-party investor for cash proceeds of $2,500. In conjunction with this sale of shares, the Company also attached and issued 10,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $1,992 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 254%, and discount rate of 1.03%. The total cash proceeds of $2,500 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $1,391; and warrants were valued at $1,109.

On March 15, 2017, the Company issued 10,000 shares of common stock to a third-party investor for cash proceeds of $2,500. In conjunction with this sale of shares, the Company also attached and issued 10,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $1,992 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 253%, and discount rate of 1.02%. The total cash proceeds of $2,500 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $1,392; and warrants were valued at $1,108.

On May 5, 2017, the Company issued 30,000 shares of common stock to a third-party investor for cash proceeds of $15,000. In conjunction with this sale of shares, the Company also attached and issued 30,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The fair market value of $5,443 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 257%, and discount rate of 1.10%. The total cash proceeds of $15,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $11,006; and warrants were valued at $3,994.

On May 22, 2017, the Company issued 10,000 shares of common stock to a third-party investor for cash proceeds of $2,500. In conjunction with this sale of shares, the Company also attached and issued 10,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $2,005 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 253%, and discount rate of 1.02%. The total cash proceeds of $2,500 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $1,387; and warrants were valued at $1,113.

On June 19, 2017, the Company issued 20,000 shares of common stock to a third-party investor for cash proceeds of $5,000. In conjunction with this sale of shares, the Company also attached and issued 20,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $3,997 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 255%, and discount rate of 1.22%. The total cash proceeds of $5,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $2,779; and warrants were valued at $2,221.

On June 23, 2017, the Company issued 60,000 shares of common stock to a third-party investor for cash proceeds of $15,000. In conjunction with this sale of shares, the Company also attached and issued 60,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $12,030 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 260%, and discount rate of 1.21%. The total cash proceeds of $15,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $8,324; and warrants were valued at $6,676.

Subsequent to December 31, 2016, the Company has recorded accrued expenses as the relative fair market value of plots of land promised by the Company to investors in conjunction with the sale of common stock amounting to $16,493.

INTERNATIONAL LAND ALLIANCE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS

Current Assets:
Cash	$7,998	$58,550
Total Current Assets	$7,998	$58,550

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$9,961	$18,660
Accrued expenses	309,825	293,332
Total Current Liabilities	319,786	311,992

Commitments and Contingencies

Stockholders' Deficit
Preferred Stock, $0.001 par value; 100,000 shares authorized; 28,000 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	28	28
Common Stock, $0.001 par value; 75,000,000 shares authorized; 11,764,651 shares and 11,314,651 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	11,765	11,315
Additional paid in capital	3,110,219	3,042,162
Accumulated deficit	(3,433,800)	(3,306,947)
Total Stockholders' Deficit	(311,788)	(253,442)

Total Liabilities and Stockholders' Deficit	$7,998	$58,550

The accompanying notes are an integral part of these unaudited consolidated financial statements.

INTERNATIONAL LAND ALLIANCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$-	$-	$-	$-

Cost of revenue	-	-	-	-

Gross profit	-	-	-	-

Operating Expenses
General & administrative	53,798	201,907	126,853	322,040
Total Operating Expenses	53,798	201,907	126,853	322,040

Loss from operations before income tax	(53,798)	(201,907)	(126,853)	(322,040)

Provision (benefit) for income tax			-	-

Net Loss	$(53,798)	$(201,907)	$(126,853)	$(322,040)

Net loss per share - basic and diluted	$(0.00)	$(0.02)	$(0.01)	$(0.03)

Weighted average number of common shares outstanding - basic and diluted	11,625,530	10,112,502	11,491,373	9,635,460

The accompanying notes are an integral part of these unaudited consolidated financial statements.

INTERNATIONAL LAND ALLIANCE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30, 2017	June 30, 2016
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(126,853)	$(322,040)
Adjustments to reconcile net loss to net used in operating activities:
Stock based compensation	-	124,587
Changes in operating assets and liabilities:
Accounts payable	(8,699)	-
Accrued expenses	-	(106,708)
Net cash used in operating activities	(135,552)	(304,161)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Cash proceeds from sale of common stock and warrants	47,500	32,000
Cash proceeds from sale of common stock, warrants and plots of land promised	37,500	262,500
Cash proceeds from note payable	-	10,000
Net cash provided by financing activities	85,000	304,500

Net increase in cash and cash equivalents	(50,552)	339

Cash and cash equivalents, beginning of the period	58,550	2,414

Cash and cash equivalent, end of the period	$7,998	$2,753

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosures for non-cash investing and financing activities:
Common stock issued for note conversion	$-	$10,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

INTERNATIONAL LAND ALLIANCE, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2017
(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

Nature of Operations

International Land Alliance, Inc. (the "Company") was incorporated under the laws of the State of Wyoming on September 26, 2013 (inception). The Company is a residential land development company with target properties located in the Baja California, Norte region of Mexico. The Company has a 100% equity interest in International Land Alliance, S.A. de C.V., a corporation organized in Mexico. The Company's principal activities are purchasing properties, obtaining zoning and other entitlements required to subdivide the properties into residential and commercial building plots, securing financing for the purchase of the plots, improving the properties infrastructure and amenities, and selling the plots to homebuyers, retirees, investors and commercial developers.

Going Concern

The Company has faced significant liquidity shortages as shown in the accompanying consolidated financial statements. As of June 30, 2017, the Company's total liabilities exceeded its total assets by $311,788. The Company has recorded a net loss of $126,853 for the six months ended June 30, 2017 and has an accumulated deficit of $3,433,800 as of June 30, 2017. Net cash used in operating activities for the six months ended June 30, 2017 was $135,552. Although the Company has had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors, management has been able to raise capital from private placements and further expand the Company's operations geographically to continue its growth. During the six months ended June 30, 2017 and for the year 2016, the Company initiated Private Placements of its securities, and sold 450,000 shares and 1,854,501 shares of common stock, warrants and plots of land to accredited investors, and received net cash proceeds of $85,000 and $516,430, respectively.

Although the Company has not earned any revenues since inception to June 30, 2017, the Company is continuing to focus its efforts on executing its business plan.  If the Company is not successful with its marketing efforts, the Company will experience a shortfall in cash and it will be necessary to further reduce its operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail its operations subsequent to June 30, 2017. Given the liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary International Land Alliance, S.A. de C.V., a company incorporated in Mexico ("ILA Mexico"). ILA Mexico has no assets, no liabilities or expenses as of December 31, 2016. All intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts receivables, valuation of long-lived assets, accounts payable and accrued liabilities. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2017 and December 31, 2016, respectively.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, "Fair Value Measurements and Disclosures", requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash, accounts payable, accrued liabilities, and note payable to a third party. Pursuant to ASC 820, "Fair Value Measurements and Disclosures" and ASC 825, "Financial Instruments", the fair value of our cash equivalents is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that were measured and recognized at fair value as of June 30, 2017 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2016 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

Revenue Recognition

Revenue is derived primarily from sale of residential plots. Revenue is recognized when earned, as reasonably determinable in accordance with ACS 605-15-25, "Revenue Recognition." The Company recognizes revenues when the residential plots are delivered to the customer and the ownership is transferred. The Company's revenue recognition policy is based on the revenue recognition criteria established under the SEC's Staff Accounting Bulletin No. 104. The criteria and how the Company satisfies each element is as follows: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred per the terms of the signed contract; (3) the price is fixed and determinable; and (4) collectability is reasonable assured. The Company has not earned any revenues since the date of inception September 26, 2013 to June 30, 2017.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, "Income Taxes". The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740, "Income Taxes". When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Management makes estimates and judgments about our future taxable income that are based on assumptions that are consistent with our plans and estimates. Should the actual amounts differ from our estimates, the amount of our valuation allowance could be materially impacted. Any adjustment to the deferred tax asset valuation allowance would be recorded in the income statement for the periods in which the adjustment is determined to be required. The Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted net earnings per share ("EPS") on the face of the statement of operations. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At June 30, 2017 and December 31, 2016, total warrants issued and outstanding convertible into common stock amounted to 1,467,333 and 1,617,333 shares, respectively.

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through June 30, 2017 and December 31, 2016. The Company's bank balance did not exceed FDIC insured amounts at June 30, 2017 or December 31, 2016, respectively.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2017-04, Intangibles – Goodwill and Other (Topic 350). ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company intends to early adopt the ASU in 2017.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its financial statements.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash" ("ASU 2016-18"). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18 noting it will only impact the Company to the extent it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments" ("ASU 2016-15"). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its financial statements.

In June 2016, the FASB issued Accounting Standards Update ("ASU") 2016-13, "Financial Instruments - Credit Losses (Topic 326)." The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In March 2016, the FASB issued ASU 2016-09, "Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." The objective of this update is to simplify several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. If an entity adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all the amendments in the same period. The Company is currently evaluating the timing of adopting the new guidance as well as the impact it may have on its financial statements.

In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)." The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those annual periods and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, "Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities." The main objective of this update is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The new guidance addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses for the periods ended June 30, 2017 and December 31, 2016 is summarized as follows.

	Balance	Balance
	June 30, 2017	December 31, 2016
	(Unaudited)
Relative fair market value of plots of land promised	$309,825	$293,332
Total Accrued Expense	$309,825	$293,332

The Company recorded accrued expenses as the relative fair market value of plots of land promised by the Company to investors in conjunction with the sale of common stock to raise capital (Note 6). The Company used third party plot of land prices to establish the relative fair market price used in the calculations. At June 30, 2017 and December 31, 2016, total accrued expenses were $309,825 and $293,332, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company has an agreement to acquire 497 acres of land South of San Felipe, Baja, California and 20 acres of land in Ensenada, Baja, California, with Baja Residence Club, a Mexican corporation, which is controlled by Roberto Jesus Valdez, the Company's President and principal shareholder. Upon receipt of final approval from the City of Ensenada in Baja, Mexico, which is expected within the next sixty days, title to the land will be transferred to the Company, at which time the Company will issue title documents for the plots of land to each of the investors who were promised plots of land.

On October 1, 2013, the Company issued 3,750,000 shares of its common stock as founder shares to its Chief Executive Officer valued at its fair value of $3,750. In addition, the Company issued 3,500,000 shares of its common stock as founder shares to its Chief Financial Officer valued at its fair value of $3,500.

On October 1, 2013, the Company executed an agreement with Grupo Valcas/Baja Residents Club, S.A. de C.V., an architectural and planning firm controlled by Roberto Jesus Valdes, one of the Company's officer and director.  Pursuant to the terms of the agreement, Grupo Valcas agreed to provide a conceptual site plan for the Oasis Park project which will include buildings and plot layouts, final grades for plots, streets and common areas, drainage, locations of buildings on plots, slab or floor elevations, delineation of off-street parking and open space/recreation areas), as well as construction management for common areas and commercial buildings. Grupo Valcas will also be responsible for obtaining all federal, state and municipal permits required for the project. For its services, Grupo Valcas was paid $100,000 in cash and was issued 28,000 shares of our Series A preferred stock (Note 5) valued at its fair value of $2,260,496 which was recorded as stock based compensation in 2013 .  Each Series A preferred stock is convertible, at the option of Grupo Valcas at any time, into 100 shares of our common stock.  At any time on or before October 1, 2018, the Company has the option to redeem the preferred shares at a price of $100 per share. The Company has not redeemed any preferred stock as of June 30, 2017 and December 31, 2016, respectively.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Commitment to purchase land

The Company anticipates transfer of ownership title to the resort properties in Baja, California, to the Company over the next sixty days. The two land projects consisting of 497 acres and 20 acres to be acquired and developed into Oasis Park resort near San Felipe, Baja and Valle Divino resort in Ensenada is subject to approval by the Mexican government in Baja, California. The Company has promised to transfer title to the plots of land to the investors who have invested in the Company, once the Company receives an approval of change in transfer of title to the Company.

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

NOTE 6 – STOCKHOLDERS' EQUITY

The Company's capitalization at June 30, 2017 was 75,000,000 authorized common shares and 100,000 authorized preferred shares, both with a par value of $0.001 per share.

Common Stock

Common shares sold with a promise to deliver title to Plot of Land and Warrants

On March 24, 2017, the Company issued 150,000 shares of common stock to a third-party investor for cash proceeds of $25,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 150,000 warrants at an exercise price of $0.17 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $31,275 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.17, expected term of one year, expected volatility of 254%, and discount rate of 0.98%. The total cash proceeds of $25,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $8,769; warrants were valued at $10,970, and plot of land was valued at $5,261.

On June 29, 2017, the Company issued for four tranches 140,000 shares of common stock to a third-party investor for cash proceeds of $35,000. In conjunction with this sale of shares, the Company also attached one (1) plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land, and issued 140,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The relative fair market value of land is based on the third-party lot prices in the same region in Mexico. The fair market value of $28,067 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 259%, and discount rate of 1.23%. The total cash proceeds of $35,000 was allocated based upon the relative fair market value of the shares, warrants and one (1) plot of land in the following amounts: shares were valued at $13,190; warrants were valued at $10,578, and plot of land was valued at $11,232.

As of June 30, 2017, the Company has recorded accrued expenses as the relative fair market value of promised land by the Company to investors in conjunction with the sale of common stock amounting to $16,493.

Common shares sold with Warrants

On January 11, 2017, the Company issued 20,000 shares of common stock to a third-party investor for cash proceeds of $5,000. In conjunction with this sale of shares, the Company also attached and issued 20,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $3,995 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 251%, and discount rate of 0.82%. The total cash proceeds of $5,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $2,792; and warrants were valued at $2,208.

On March 8, 2017, the Company issued 10,000 shares of common stock to a third-party investor for cash proceeds of $2,500. In conjunction with this sale of shares, the Company also attached and issued 10,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $1,992 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 254%, and discount rate of 1.03%. The total cash proceeds of $2,500 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $1,391; and warrants were valued at $1,109.

On March 15, 2017, the Company issued 10,000 shares of common stock to a third-party investor for cash proceeds of $2,500. In conjunction with this sale of shares, the Company also attached and issued 10,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $1,992 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 253%, and discount rate of 1.02%. The total cash proceeds of $2,500 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $1,392; and warrants were valued at $1,108.

On May 5, 2017, the Company issued 30,000 shares of common stock to a third-party investor for cash proceeds of $15,000. In conjunction with this sale of shares, the Company also attached and issued 30,000 warrants at an exercise price of $0.50 per share, exercisable over a term of one year from the date of issuance. The fair market value of $5,443 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.50, expected term of one year, expected volatility of 257%, and discount rate of 1.10%. The total cash proceeds of $15,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $11,006; and warrants were valued at $3,994.

On May 22, 2017, the Company issued 10,000 shares of common stock to a third-party investor for cash proceeds of $2,500. In conjunction with this sale of shares, the Company also attached and issued 10,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $2,005 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 253%, and discount rate of 1.02%. The total cash proceeds of $2,500 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $1,387; and warrants were valued at $1,113.

On June 19, 2017, the Company issued 20,000 shares of common stock to a third-party investor for cash proceeds of $5,000. In conjunction with this sale of shares, the Company also attached and issued 20,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $3,997 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 255%, and discount rate of 1.22%. The total cash proceeds of $5,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $2,779; and warrants were valued at $2,221.

On June 23, 2017, the Company issued 60,000 shares of common stock to a third-party investor for cash proceeds of $15,000. In conjunction with this sale of shares, the Company also attached and issued 60,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance. The fair market value of $12,030 of the warrants was calculated using a Black-Scholes option pricing model with the following assumptions: stock price $0.25, expected term of one year, expected volatility of 260%, and discount rate of 1.21%. The total cash proceeds of $15,000 was allocated based upon the relative fair market value of the shares and warrants in the following amounts: shares were valued at $8,324; and warrants were valued at $6,676.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

On October 1, 2013, the Company authorized and issued 28,000 shares of Series A Preferred Stock to Grupo Valcas (a related party) in exchange for services. The 28,000 shares grant the holder to have the right to vote on all shareholder matters equal to 100 votes per share. The Series A shares were valued according to the additional voting rights assigned. The value assigned to the voting rights was derived from a model utilizing control premiums to value the voting control of the preferred stock which was prepared by an independent valuation specialist. The value assigned to the Series A Preferred Stock was $2,260,496 and was recorded on the grant date as stock based compensation.

At June 30, 2017 and December 31, 2016, 28,000 shares of Series A Preferred Stock were issued and outstanding (Note 3).

Warrants

A summary of the Company's warrant activity during the six months period ended June 30, 2017 is presented below.

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (Year)	Aggregate Intrinsic Value
Outstanding at December 31, 2016	1,617,333	$0.53	0.54	$206,586
Granted	450,000	0.24	-	-
Exercised	-	-	-	-
Forfeit/Canceled	(600,000)	0.50	-	-
Outstanding at June 30, 2017	1,467,333	$0.24	0.84	$297,419

Exercisable at June 30, 2017	1,467,333

At June 30, 2017, 1,467,333 warrants were exercisable into common stock. The exercise price of warrants to convert into common shares ranged between $0.17 to $0.50 per warrant, and term of exercise of warrants was one year from the date of issuance.

As a result of all common stock, preferred stock and warrant issuances as of June 30, 2017, the Company had 11,764,651 shares of common stock issued and outstanding, 28,000 shares of preferred stock issued and outstanding and 1,467,333 warrants issued and convertible into common stock.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated the subsequent events that have occurred after the balance sheet date of June 30, 2017, through the date which the financial statements were available to be issued. Based upon their review, the following items were identified that would impact the accounting for events or transactions in the current period or require additional disclosures.

Common shares sold for cash and Warrants

On July 14, 2017, the Company issued 20,000 shares of common stock to a third-party investor for cash proceeds of $5,000.  In conjunction with this sale of shares, the Company also attached and issued 20,000 warrants at an exercise price of $0.10 per share, exercisable over a term of one year from the date of issuance.

During July 2017, the Company issued 320,000 shares of common stock to five (5) investors for cash proceeds of $160,000.

On August 4, 2017, the Company issued 40,000 shares of common stock to a third-party investor for cash proceeds of $10,000.  In conjunction with this sale of shares, the Company also attached and issued 40,000 warrants at an exercise price of $0.10 per share, exercisable over a term of one year from the date of issuance.

On August 25, 2017, the Company issued 8,000 shares of common stock to a third-party investor for cash proceeds of $4,000.  In conjunction with this sale of shares, the Company also attached and issued 8,000 warrants at an exercise price of $0.25 per share, exercisable over a term of one year from the date of issuance.

During August 2017, the Company issued 130,000 shares of common stock to two (2) investors for cash proceeds of $65,000.

Common shares sold with a promise to deliver title to Plot of Land and Warrants

On July 1, 2017, the Company issued 40,000 shares of common stock to a third-party investor for cash proceeds of $10,000.  In conjunction with this sale of shares, the Company also attached a plot of land (the title to which not currently owned by the Company) as its promise to transfer title to the investor once the Company owns the land and issued 40,000 warrants at an exercise price of $0.10 per share, exercisable over a term of one year from the date of issuance.

International Land Alliance, Inc.
4,710,000 shares of Common Stock

Prospectus

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC Registration Fee	$250
EDGAR/Printing Expenses	$2,000
Auditor Fees and Expenses	$11,904
Legal Fees and Expenses	$40,000
Transfer Agent Fees	$3,500
TOTAL	$57,654

The organization cost was all expensed in the period presented. Prior to the Company bank account being opened our Chief Executive Officer advanced $4,500 for legal and auditor fees associated with this offering

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Wyoming Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Wyoming law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Wyoming law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Wyoming law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors' and officers' liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Common Stock and Warrants

October 18, 2013, the Company sold to two (2) third party investors 20,000 shares of its common stock at $0.25 for a total of $5,000.*

October 7 through November 11, 2014, the Company sold to three (3) third party investors 37,400 shares of its common stock at $0.50 for a total of $18,694.*

January 16 through November 27, 2015, the Company sold to one (1) third party investor 100,000 shares of its common stock at $0.20 for a total of $20,000.*

January 16 through November 27, 2015, the Company sold to three (3) third party investors 240,000 shares of its common stock at $0.25 for a total of $58,258.*

January 16 through November 27, 2015, the Company sold to one (1) third party investor 10,000 shares of its common stock at $0.50 for a total of $5,000.*

January 20 through June 30, 2016, the Company sold to two (2) third party investors 60,000 shares of its common stock at $0.25 for a total of $15,000.*

January 20 through June 30, 2016, the Company sold to one (1) third party investors 30,000 shares of its common stock at $0.30 for a total of $10,000.*

January 20 through June 30, 2016, the Company sold to one (1) third party investor 14,000 shares of its common stock at $0.50 for a total of $7,000.*

June 30, 2016, the Company converted a $10,000 loan for 20,000 of its common stock at $0.50.

December 31, 2016, the Company issued to a consultant for services rendered 217,168 shares of its common stock at $0.25 for a value of $54,292.

January 11 through June 23, 2017, the Company sold to six (6) third party investors 130,000 shares of its common stock at $0.25 for a total of $32,500.*

January 11 through June 23, 2017, the Company sold to one (1) third party investor 30,000 shares of its  common stock at $0.50 for a total of $15,000.*

July 1 through September 19, 2017, the Company sold to two (2) third party investors 60,000 shares of its common stock at $0.25 for a total of $15,000.*

On August 25, 2017 the Company sold to one (1) third party investor 8,000 shares of its common stock at $0.50 for a total of $4,000.*

July 1 through September 19, 2017, the Company sold to five (5) third party investors 450,000 shares of its common stock at $0.50 for a total of $225,000.

Common Stock, Warrants and Promised Lot

April 7 through December 10, 2014, the Company sold to three (3) third party investors 264,250 shares of its common stock at $0.50 for a total of $129,569 and six (6) lots.*

February 17 through December 28, 2015, the Company sold to three (3) third party investors 88,500 shares of its common stock at $0.50 for a total of $44,234 and two (2) lots.*

March 17 through December 31, 2016, the Company sold to three (3) third party investors 320,000 shares of its common stock at $0.25 for a total of $92,500 and three (3) lots.*

March 17 through December 31, 2016, the Company sold to six (6) third party investors 550,000 shares of its common stock at $0.50 for a total of $275,000 and twelve (12) lots.*

March 17 through December 31, 2016, the Company sold to eight (8) third party investors 643,333 shares of its common stock at $0.75 for a total of $482,500 and twelve (12) lots.*

March 24 through June 30, 2017, the Company sold to one (1) third party investors 150,000 shares of its common stock at $0.17 for a total of $25,000 and one (1) lot.*

March 24 through June 30, 2017, the Company sold to one (1) third party investors 140,000 shares of its common stock at $0.25 for a total of $35,000 and two (2) lots.*

July 1 through September 19, 2017, the Company sold to one (1) third party investor 40,000 shares of its common stock at $0.25 for a total of $10,000 and one (1) lots.*

* The Company issued warrants to investors in an amount equal to the number of shares purchased.  The warrants were exercisable at prices between $0.10 and $0.75 per share. The warrants expire one year from the date of grant.  All warrants issued prior to September 27, 2016, have expired. As of the date of this prospectus there are 860,000 outstanding, exercisable warrants at prices between $0.10 to $0.75 per share.

We claim an exemption from registration for the issuances and sales of such shares described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipients were (a) "accredited investors"; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities (or book entry issuances) contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Preferred Stock

On October 1, 2013 the Company issued 28,000 shares of its Series A Preferred Stock to Grupo Valcas/Baja Residents Club S.A. de C.V. for architectural and site planning services.

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with issuance and sale of the securities described above.  The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company's business and operations.  There were no general solicitations in connection with the offer or sale of these securities.  The persons who acquired these securities acquired them for their own accounts.  The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.  No commission was paid to any person in connection with the issuance or sale of these securities.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (1)(2)
3.2	Bylaws of the Registrant (1)(2)
5	Opinion of Barnett & Linn(3)
10.1	Share Exchange Agreement with ILA Mexico(2)
10.2	Letter Agreement with Grupo Valcas/Baja Residents Club, S.A. de C.V.(2)
16	Letter from Former Accountant(2)
23.1	Consent of Barnett & Linn (contained in Exhibit 5.0)(3)
23.2	Consent of M&K CPAS, PLLC, independent public accounting firm(3)
23.3	Consent of Rick Toussaint MBA, CPA independent public accounting firm(3)

All other Exhibits called for by Rule 601 of Regulation  SK are not applicable to this filing.
____________
(1)	Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.
(2)	Filed with initial registration statement.
(3)	Filed herein.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)     Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, California on November 2 , 2017.

International Land Alliance, Inc.

By:	/s/ Roberto Jesus Valdes
Name:	Roberto Jesus Valdes
Title:	Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Roberto Jesus Valdes
Roberto Jesus Valdes	President, Principal Executive Officer and a Director	November 2 , 2017

/s/ Jason Sunstein		November 2 , 2017
Jason Sunstein	Principal Financial and Accounting Officer and a Director